Exhibit 10.42

AMENDMENT AGREEMENT

Dated as of July 23, 2007

by and between

EMAGIN CORPORATION

and

[NAME OF INVESTOR]

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EMAGIN CORPORATION

AMENDMENT AGREEMENT

TABLE OF CONTENTS

			Page
1.	Definitions.		1
	2.	Amendments; Exchange.	1
	(a)	Amendments.	1
	(b)	Exchange.	1
3.	Amendments to Note Purchase Agreement.		1
4.	Representations and Warranties of the Company.		1
	(a)	Organization and Authority.	1
	(b)	Qualifications.	1
	(c)	Agreement, Amended Transaction Documents.	1
	(d)	Concerning the Shares and the Common Stock.	1
	(e)	Non-contravention.	1
	(f)	Approvals.	1
	(g)	Absence of Certain Proceedings.	1
	(h)	Information Provided.	1
	(i)	Absence of Certain Changes.	1
	(j)	Dilutive Effect.	1
	(k)	No Undisclosed Events, Liabilities, Developments or Circumstances.	1
	(l)	Absence of Rights Agreement.	1
	(m)	Absence of Brokers, Finders, Etc.	1
	(n)	SEC Filings.	1
5.	Representations and Warranties of the Holder.		1
	(a)	Authorization.	1
	(b)	Acquisition Entirely for Own Account.	1
	(c)	Accredited Investor.	1
6.	Certain Covenants.		1
	(a)	Press Releases.	1
	(b)	Form 8-K; Limitation on Information and Holder Obligations.	1
	(c)	SEC Registration Matters.	1
	(d)	Certificate of Designations.	1
	(e)	Certain Waivers.	1
	(f)	Certain Acknowledgments.	1
7.	Effectiveness.		1
8.	Confirmation of Agreements; Entire Agreement.		1
9.	Miscellaneous.		1
	(a)	Governing Law.	1
	(b)	Counterparts.	1
	(c)	Headings, etc.	1
	(d)	Severability.	1
	(e)	Amendments.	1
	(f)	Waivers.	1
	(g)	Notices.	1
	(h)	Certain Expenses and Fees.	1
	(i)	Survival.	1
	(j)	Further Assurances.	1
	(k)	Construction; Holder Status.	1

ANNEXES

Annex I	Form of Amended and Restated 8% Senior Secured Convertible Note due 2008
Annex II	Form of Amended and Restated Common Stock Purchase Warrant
Annex III	Form of Amendment No. 1 to Patent and Trademark Security Agreement
Annex IV	Form of Amendment No. 1 to Pledge and Security Agreement
Annex V	Form of Amendment No. 1 to Lockbox Agreement
Annex VI	Form of Certificate of Designation of Series A Senior Secured Convertible Preferred Stock
Annex VII	Form of Press Release

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AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of July 23, 2007 (this “Agreement”), by and between EMAGIN CORPORATION, INC., a Delaware corporation with headquarters located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004 (the “Company”), and [NAME OF HOLDER], a                                     located at                   (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the registered holder of one or more Notes (such capitalized term and all other capitalized terms used herein have the respective meanings provided in this Agreement) issued by the Company pursuant to the Note Purchase Agreement;

WHEREAS, the Holder and the Company wish to amend and restate the Notes and the Warrants, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Holder and the Company wish to amend certain terms of the Note Purchase Agreement, Pledge and Security Agreement, Patent and Trademark Agreement and Lockbox Agreement as provided in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Company” and “Holder” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement. Capitalized terms used in this Agreement and not defined in this Agreement shall have the respective meanings provided in the Note Purchase Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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“AGMF” means Alexandra Global Master Fund Ltd., a British Virgin Islands international business company.

“Amended Lockbox Agreement” means the Lockbox Agreement, as amended by Amendment No. 1 to Lockbox Agreement.

“Amended Note” means the Amended and Restated 8% Senior Secured Convertible Note due 2008 of the Company in the form of Annex I to this Agreement.

“Amended Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, as amended by Amendment No. 1 to Patent and Trademark Security Agreement.

“Amended Pledge and Security Agreement” means the Pledge and Security Agreement, as amended by Amendment No. 1 to Pledge and Security Agreement.

“Amended Security Agreements” means the Amended Pledge and Security Agreement, the Amended Patent and Trademark Security Agreement and the Amended Lockbox Agreement.

“Amended Warrant” means the Amended and Restated Common Stock Purchase Warrant in the form of Annex II to this Agreement.

“Amendment Effective Date” means 5 p.m., New York City time, on July 23, 2007, or such other date as mutually agreed by the parties hereto.

“Amendment No. 1 to Lockbox Agreement” means the Amendment No. 1 to Lockbox Agreement by and between the Company, the Lockbox Agent and the Collateral Agent in the form of Annex V to this Agreement.

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“Amendment No. 1 to Patent and Trademark Security Agreement” means the Amendment No. 1 to Patent and Trademark Security Agreement by and between the Company and the Collateral Agent in the form of Annex III to this Agreement.

“Amendment No. 1 to Pledge and Security Agreement” means the Amendment No. 1 to Pledge and Security Agreement by and between the Company and the Collateral Agent in the form of Annex IV to this Agreement.

“Amendment Transaction Documents” means the Note Purchase Agreement as amended by this Agreement, this Agreement, the Amended Note, the Amended Warrant, the Certificate Designations, the Amended Security Agreements and the other agreements, instruments and documents contemplated hereby and thereby.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock in the form of Annex VI to this Agreement, as the same is filed with the Secretary of State of the State of Delaware.

“Collateral Agent” shall have the meaning provided or to be provided in each Amended Security Agreement.

“Effective Time” shall have the meaning provided in Section 7.

“Existing Registration Statement” means the Company’s Registration Statement on Form S-3 (Registration No. 333-136748) ordered effective by the SEC on August 30, 2006.

“Note Purchase Agreement” means the Note Purchase Agreement (including the Annexes, Schedules and Exhibits thereto), dated as of July 21, 2006, [as amended on March 28, 2007] [Add to Stillwater Amendment Agreement only] (including the Annexes, Schedules and Exhibits thereto) by and between the Company and the original holder of the Note, including, without limitation, the Stillwater Note Purchase Agreement.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Other Amendment Agreements” shall have the meaning provided in Section 7(k).

“Other Amendment Transaction Documents” means the Other Note Purchase Agreement as amended by the Other Amendment Agreements, the Other Amended Note, the Other Amended Warrant, the Certificate Designations, the Amended Security Agreements and the other agreements, instruments and documents contemplated hereby and thereby.

“Other Amended Notes” shall have the meaning provided in the Amended Note.

“Other Amended Warrants” shall have the meaning provided in the Amended Note.

“Preferred Shares” means the shares of Series A Preferred Stock issued or issuable upon conversion of up to 50% of the outstanding principal amount of the Amended Notes.

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“SEC Reports” means the Company’s (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and (3) Current Reports on Form 8-K filed with the SEC on May 16, 2007, May 23, 2007 and June 8, 2007.

“Securities” shall have the meaning provided in the Note Purchase Agreement.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Transaction Form 8-K” shall have the meaning provided in Section 6(b).

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

2. Amendments; Exchange.

(a) Amendments.
Upon the terms and subject to the conditions of this Agreement, the Holder and the Company hereby agree that:

(1) At the Effective Time, the Note shall be amended and restated to read in its entirety as set forth in the Amended Note and have an outstanding principal amount equal to the principal amount of the Note outstanding immediately prior to the Effective Time.

(2) At the Effective Time, the Warrant shall be amended to read in its entirety as set forth in the Amended Warrant.

(3) At the Effective Time, the Pledge and Security Agreement shall be amended to read in its entirety as set forth in the Amended Pledge and Security Agreement.

(4) At the Effective Time, the Patent and Trademark Security Agreement shall be amended to read in its entirety as set forth in the Amended Patent and Trademark Security Agreement.

(5) At the Effective Time, the Lockbox Agreement shall be amended to read in its entirety as set forth in the Amended Lockbox Agreement.

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(6) At and after the Effective Time, the Amendment Effective Date, all references in the Transaction Documents to “Note”, “Warrant”, “Pledge and Security Agreement”, “Patent and Trademark Agreement” and “Lockbox Agreement”, as the case may be, shall be deemed references to the Amended Note, the Amended Warrant, the Amended Pledge and Security Agreement, the Amended Patent and Trademark Agreement and the Amended Lockbox Agreement, as the case may be.

(b) Exchange.
  At the Effective Time, or as promptly as practicable thereafter, upon the terms and subject to the conditions of this Agreement,

(1) the Company shall issue and deliver to the Holder (i) the Amended Note, duly executed by the Company, against surrender of the Note to the Company; and (ii) the Amended Warrant, duly executed by the Company, against surrender of the Warrant to the Company; and

(2) the Holder shall surrender to the Company (i)the Note, against issuance and delivery by the Company to the Holder of the Amended Note, duly executed by the Company; and (ii) the Warrant, against issuance and delivery by the Company to the Holder of the Amended Warrant, duly executed by the Company.

3. Amendments to Note Purchase Agreement.
 The Note Purchase Agreement is hereby amended as follows:

(a) Section 1(c) of the Note Purchase Agreement is hereby amended by deleting the following terms “Lockbox Agreement”, “Note”, “Patent and Trademark Security Agreement”, “Pledge and Security Agreement”, “Shares”, “Trading Market” and “Warrant” and their definitions.

(b) Section 1(c) of the Note Purchase Agreement is hereby amended by adding the following terms and definitions in appropriate alphabetical order:

“Amendment Agreement” means the Amendment Agreement, dated as of July 23, 2007, by and between the Company and the Buyer.

“Amendment Effective Date” shall have the meaning provided in the Amendment Agreement.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware.

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“Effective Time” shall have the meaning provided in the Amendment Agreement.

“Lockbox Agreement” means the Lockbox Agreement by and between the Company and the Lockbox Agent in the form attached as Annex V, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Lockbox Agreement as amended by Amendment No. 1 to the Lockbox Agreement by and between the Company and the Lockbox Agent in the form attached as Annex V to the Amendment Agreement.

“Non-Registered Shares” shall have the meaning provided in Section 8(a)(4).

“Note” means the 6% Senior Secured Convertible Note due 2007-2008 of the Company in the form attached as Annex I, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Amended and Restated 8% Senior Secured Convertible Note due 2008 as amended and restated pursuant to the Amendment Agreement in the form attached as Annex I to the Amendment Agreement.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement from the Company to the Collateral Agent in the form attached as Annex III, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Patent and Trademark Security Agreement as amended by Amendment No. 1 to the Patent and Trademark Security Agreement from the Company to the Collateral Agent in the form attached as Annex III to the Amendment Agreement.

“Pledge and Security Agreement” means the Pledge and Security Agreement from the Company to the Collateral Agent in the form attached as Annex IV, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Pledge and Security Agreement as amended by Amendment No. 1 to the Pledge and Security Agreement from the Company to the Collateral Agent in the form attached as Annex IV to the Amendment Agreement.

“Preferred Shares” means the shares of Series A Preferred Stock issued or issuable pursuant to the terms of the Notes.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, $0.001 par value, of the Company.

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“Shares” means the Conversion Shares, the Warrant Shares, the Preferred Shares and the Underlying Shares.

“Trading Market” means the AMEX, the Nasdaq, the Nasdaq Capital Market, the New York Stock Exchange, Inc. or the Over-The-Counter Bulletin Board.

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

“Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex II, and with respect to any time after the Effective Time on the Amendment Effective Date, the Amended and Restated Common Stock Purchase Warrant as amended and restated pursuant to the Amendment Agreement in the form attached as Annex II to the Amendment Agreement.

(c) Section 8(a)(3) is hereby amended by adding the following to the end thereof:

Notwithstanding anything contained herein to the contrary, in the event that the SEC limits the amount of Registrable Securities that may be sold by selling security holders in a particular Registration Statement, the Company may scale back from such registration statement such number of Registrable Securities on behalf of all the selling security holders on a pro-rata basis based on the total number of Registrable Securities held by such selling security holders. In such event the Company shall give the Holder prompt notice of the number of the Registrable Securities excluded. Further, and in addition to the foregoing, the Company will not be liable for payment of partial liquidated damages described in Section 8(a)(4) of this Agreement for any delay in registration of the Registrable Securities in the event that such delay is due to the fact that the SEC has limited the amount of Registrable Securities that may be included and sold by selling security holders in the Registration Statement pursuant to Rule 415 promulgated under the 1933 Act or any other basis. Finally, in the event of any such delay, the Company shall use its best efforts to register such excluded Registrable Securities as promptly as practicable, but in any event no later than 30 days after the first opportunity that is permitted by the SEC to register for resale the Registrable Securities that have been cut back from being registered.

(d) Section 8(a)(4) is hereby amended by adding the following to the end thereof:

Notwithstanding anything to the contrary contained in this Section 8(a)(4), to the extent that registration of any shares underlying the Notes, the Series A Preferred Stock or the Warrants is prohibited (the “Non-Registered Shares”) as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 and the Company has sought to register at such time the maximum number of Registrable Securities permissible upon consultation with the SEC, then the partial liquidated damages described in the this Section 8(a)(4) shall not be applicable to such Non-Registered Shares.

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4. Representations and Warranties of the Company.
The Company hereby represents and warrants to, and covenants and agrees with, the Holder that:

(a) Organization and Authority.
The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Amendment Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than (x) the Subsidiaries listed in the SEC Reports and (y) Subsidiaries which do not, individually or in the aggregate, have any material revenue, assets or liabilities.

(b) Qualifications.
The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a Material Adverse Effect.

(c) Amendment Transaction Documents.
The Amendment Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, this Agreement is, and the Amended Security Agreements will be, when duly executed and delivered by the Company, and the Amended Note and Amended Warrant will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

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 (d) Concerning the Shares and the Common Stock.
The Shares have been duly authorized and the Conversion Shares and the Preferred Shares, if any, when issued upon conversion of the Amended Note, and the Warrant Shares, when issued upon exercise of the Amended Warrant and the Underlying Shares when issued upon conversion of the Preferred Shares, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The Company has duly reserved 13,207,564 shares of Common Stock exclusively for issuance upon conversion of the Amended Note and the Other Amended Notes or the Preferred Shares, as the case may be, and exercise of the Amended Warrant and the Other Amended Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Amended Note, the Other Amended Notes, the Certificate of Designations, and the Amended Warrant, so long as the Amended Note, the Other Amended Notes or the Amended Warrant are outstanding. The Common Stock is trading on the OTCBB. The Company knows of no reason that the Shares will not be eligible for quotation on the OTCBB. The Company acknowledges that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Holder shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to the Amendment Transaction Documents; provided, however, that in order to make any sale, transfer or assignment of Securities in connection with a foreclosure or realization on such pledge, the Holder or its pledgee shall make such disposition in accordance with, or pursuant to a registration statement or an exemption under, the 1933 Act.

(e) Non-contravention.
The execution and delivery of the Amendment Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by the Amendment Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws of the Company or any subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Security Agreements) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would be reasonably likely to have a Material Adverse Effect, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which could have a Material Adverse Effect, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

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(f) Approvals.
No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is necessary to be obtained or made by the Company in connection with the execution, delivery and performance of the Amendment Transaction Documents and the consummation of the other transactions contemplated by the Amendment Transaction Documents other than (1) such as have been obtained and are in effect, (2) the requirement for the SEC to declare effective any registration statement required to be filed pursuant to this Agreement, (3) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (4) the filing of the Transaction Form 8-K.

(g) Absence of Certain Proceedings.
Except as described in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by the OTCBB, any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiary or any of the Company’s or Subsidiary’s officers or directors in their capacity as such wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company or the transactions contemplated by the Amendment Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Amendment Transaction Documents.

(h) Information Provided.
The information provided by or on behalf of the Company to the Holder in connection with the transactions contemplated by this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

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(i) Absence of Certain Changes.
Except as disclosed in the SEC Reports, since December 31, 2006, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole. Except as disclosed in the SEC Reports, since December 31, 2006, neither the Company nor any Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur on the Amendment Effective Date and the transactions contemplated by the Amendment Transaction Documents and the Other Amendment Transaction Documents, Insolvent.

(j) Dilutive Effect.
  The Company understands and acknowledges that the number of Shares issuable upon conversion of the Note and the Other Notes and the Preferred Shares, as the case may be, and upon exercise of the Warrant and the Other Warrants will be substantial and may increase in certain circumstances. The Company further acknowledges that, subject to the terms and conditions of the Amendment Transaction Documents, its obligation to issue Shares upon conversion of the Note and the Preferred Shares, as the case may be, and upon exercise of the Warrant in accordance with this Agreement, the Note Purchase Agreement, the Note, the Certificate of Designations and the Warrant is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances.
No event, liability, development, circumstance or transaction has occurred or exists, with respect to the Company or any Subsidiary or their respective business, properties, operations, condition (financial or other), results of operations or prospects, that would be required to be disclosed by the Company under applicable securities laws (including pursuant to the anti-fraud provisions thereof) on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

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(l) Absence of Rights Agreement.
The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control in the Company.

(m) Absence of Brokers, Finders, Etc.
No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement other than the Placement Agent (whose commissions, fees and compensation shall be payable solely by the Company in accordance with a written agreement between the Company and the Placement Agent), and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

(n) SEC Filings.
The Company has filed all required forms, reports and other documents with the SEC since December 31, 2005. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

5. Representations and Warranties of the Holder.
The Holder represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Authorization.
The Holder has full power and authority to enter into this Agreement. This Agreement constitutes such Investor’s legal, valid and binding obligation, enforceable against such Investor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(b) Acquisition Entirely for Own Account.
The Preferred Shares which may be acquired by the Holder upon conversion of the Amended Notes, will be acquired for the Holder’s own account and not with a view towards the public resale or distribution thereof within the meaning of the 1933 Act; and the Holder will acquire any Shares issued to the Holder prior to the SEC Effective Date of a Registration Statement covering the resale of such Shares by the Holder for its own account and not with a view towards the public resale or distribution thereof within the meaning of the 1933 Act prior to such SEC Effective Date; and the Holder has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom.

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(c) Accredited Investor.
The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

6. Certain Covenants.

(a) Press Releases.
  Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Holder for comment at least one Business Day prior to issuance, unless the release is required to be issued within a shorter period of time pursuant to this Agreement or by law or pursuant to the rules of the securities exchange or market which at the time constitutes the principal market for the Common Stock.  The Company shall, contemporaneously with the Effective Time on the Amendment Effective Date or as promptly as possible thereafter on the Amendment Effective Date, issue a press release, in the form of Annex VII hereto, concerning the transactions contemplated hereby. The Company's other press releases and other public information, to the extent concerning the Amendment Transaction Documents, shall contain such information as reasonably requested by the Holder and be reasonably approved by the Holder prior to issuance.

(b) Form 8-K; Limitation on Information and Holder Obligations.
(1) Within two Business Days after the Amendment Effective Date, the Company will publicly report the transaction contemplated by this Agreement and the Other Amendment Agreements entered into on or before the Amendment Effective Date by filing with the SEC a Current Report on Form 8-K under the 1934 Act, which report shall describe the material terms of the transactions contemplated hereby and thereby and include copies of the forms of the Transaction Documents as exhibits to such report (the “Transaction Form 8-K”). The Company acknowledges and agrees that, upon the filing of the Transaction Form 8-K with the SEC, the Holder shall not be in possession of any material nonpublic information received from the Company, or, to its knowledge, from any Subsidiary or any of their respective officers, directors, employees or agents.

(2) The Company shall not provide, and shall cause each Subsidiary and the respective officers, directors, employees and agents of the Company and the Subsidiaries not to provide, the Holder any material nonpublic information regarding the Company or any Subsidiary from and after the date the Company files, or is required by this Agreement to file, the Transaction Form 8-K with the SEC without the prior express written consent of the Holder.

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(c) SEC Registration Matters.
(1) The Company shall, not later than August 31, 2007, file with the SEC a Registration Statement covering the resale by the Holder of a number of shares of Common Stock equal to 100% of the sum of (A) the number of Conversion Shares issuable upon conversion of the Amended Notes and Underlying Shares issuable upon conversion of the Preferred Shares, as the case may be, and one quarter-year of accrued and unpaid interest and dividends thereon at the rate specified in the Note or the Certificate of Designations, as the case may be, plus (B) the number of Warrant Shares issuable upon exercise of the Amended Warrant (determined without regard to any limitation on the number of shares of Common Stock issuable upon such conversion or exercise) to the extent such number of shares are not available for resale under the Existing Registration Statement (the “Additional Registration Statement”). The Additional Registration Statement shall be prepared, filed and otherwise treated for purposes of the Note Purchase Agreement as a “Registration Statement” under and as defined in the Note Purchase Agreement, as amended by this Agreement.

(2) The Company shall, as promptly as practicable, prepare and file with the SEC pursuant to Rule 424 under the 1933 Act a prospectus supplement or amended prospectus for the prospectus forming part of the Existing Registration Statement that includes all information relating to this Agreement and the transactions contemplated hereby that is required to be disclosed in such prospectus.

(d) Certificate of Designations.
The Company shall, as promptly as practicable but in no event later than five Business Days after the Amendment Effective Date, file the Certificate of Designations with the Secretary of State of the State of Delaware and provide confirmation of such filing to the Holder.

(e) Certain Waivers.
 The Holder and the holders of the Other Notes have previously delivered to the Company certain waivers with respect to certain Events of Default and Repurchase Events that may otherwise have arisen by reason of the delisting of the Company’s Common Stock from trading on the AMEX, the obligation to maintain certain Cash and Cash Equivalent Balances under the Notes and the transfer of patent number 6,337,492 to Kodak Corporation. Although such previously granted waivers remain in full force and effect, at the request of the Company, the Holder agrees to reconfirm such waivers hereunder. In order to reconfirm such waivers, to the extent not otherwise already waived, the Holder hereby waives:

(1) any Event of Default or Repurchase Event under the Notes or any of the other Transaction Documents that have arisen or may arise by reason of the delisting of the Company’s Common Stock from trading on the AMEX;

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(2) the accrual and payment of any partial liquidated damages required to be paid by the Company to the Holder under Section 8(a)(4) of the Note Purchase Agreement arising by reason of the delisting of the Company’s Common Stock from trading on the AMEX;

(3) any Event of Default or Repurchase Event under the Notes or any of the other Transaction Documents that have arisen or may arise by reason of the Company’s failure to maintain Cash and Cash Equivalents Balances of $600,000.00 under the Notes; and

(4) any Event of Default or Repurchase Event under the Notes or any of the other Transaction Documents that have arisen or may arise by reason of the Company entering into that certain Royalty Agreement with Kodak Corporation (“Kodak”), the transfer of patent number 6,337,492 related to Serially-connected organic light emitting diode stack having conductors sandwiching each light emitting layer (the “Kodak Patent”), the release of the Kodak Patent from the Collateral (as defined in the Security Agreements) and the removal of the Lien (as defined in the Security Agreements) on the Kodak Patent.

(f) Certain Acknowledgments.
 The Company acknowledges that, for purposes of determining the holding period under Rule 144 under the 1933 Act (1) for the Amended Note, the holding period of the Amended Note shall be tacked to the holding period of the Note, and (2) for the Amended Warrant, the holding period of the Amended Warrant shall be tacked to the holding period of the Warrant. The Company agrees not to take a position contrary thereto unless the SEC or its staff by rule or interpretation changes its rules and interpretations thereof in effect on the date of this Agreement or such rules or interpretations are held invalid or incorrect by a court of competent jurisdiction. Nothing in this Section 6(f) shall affect the requirement in Section 5(a) of the Note Purchase Agreement for delivery of an opinion of counsel as and when required thereby.

7. Effectiveness.

The amendment of the Note and the Warrant pursuant to this Agreement shall only become effective at the time (the “Effective Time”) on the Amendment Effective Date when all of the following conditions are satisfied:

(a) No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

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(b) The representations and warranties of the Company contained in this Agreement and the other Amendment Transaction Documents shall be true and correct as of the date of this Agreement and as of the Amendment Effective Date, as though made on and as of the Amendment Effective Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Amendment Effective Date the Company shall have performed all covenants and agreements of the Company contained herein and in the other Amendment Transaction Documents that are required to be performed by the Company on or before the Amendment Effective Date;

(c) No event which would constitute an Event of Default under the Note or the Amended Note or which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default, that has not been waived by the Holders in writing, shall have occurred and be continuing; and no event which would constitute a Repurchase Event under the Note or the Amended Note or which, with the giving of notice or passage of time, or both, would constitute such a Repurchase Event, that has not been waived by the Holders in writing, shall have occurred and be continuing;

(d) The Company shall have delivered to the Holder a certificate, dated the Amendment Effective Date, duly executed by its Chief Executive Officer to the effect set forth in subparagraphs (a), (b), and (c) of this Section 7;

(e) The Holder shall have received a certificate, dated the Amendment Effective Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on such date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Holder;

(f) All approvals of the Company’s Board of Directors and Stockholders necessary for performance of the transactions contemplated by this Agreement shall have been obtained;

(g) The Collateral Agent shall have received Acknowledgment and Consents, in the forms attached as Exhibit A to each of Amendment No. 1 to Pledge and Security Agreement, Amendment No. 1 to Patent and Trademark Security Agreement and Amendment No. 1 to Lockbox Agreement, from each of the holders of Notes;

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(h) The Collateral Agent shall have executed and delivered to the Company the Amended Pledge and Security Agreement and a copy thereof duly executed and delivered by the Company, shall have been furnished to the Holder;

(i) The Collateral Agent shall have executed and delivered to the Company the Amended Patent and Trademark Security Agreement and a copy thereof duly executed and delivered by the Company, shall have been furnished to the Holder;

(j) The Lockbox Agent shall have executed and delivered to the Company the Amended Lockbox Agreement and a copy thereof duly executed and delivered by the Company shall have been furnished to the Holder;

(k) The Company and each holder of Notes shall have executed and delivered, one to the other, an amendment agreement substantially in the form of this Agreement (the “Other Amendment Agreements”); and

(l) The “Effective Time” under all of the Other Amendment Agreements shall have occurred simultaneously with the Effective Time under this Agreement.

8. Confirmation of Agreements; Entire Agreement.

On and after the Effective Time, each reference in the Note Purchase Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import will, unless otherwise stated, be construed to refer to the Note Purchase Agreement as amended by this Agreement. No reference to this Agreement need be made in any instrument or document at any time referring to the Note Purchase Agreement, a reference to the Note Purchase Agreement in any such instrument or document to be deemed to be a reference to the Note Purchase Agreement as amended by this Agreement. Additionally, except as amended by this Agreement, the Amendment No. 1 to Pledge and Security Agreement, the Amendment No. 1 to Patent and Trademark Security Agreement and the Amendment No. 1 to Lockbox Agreement, the Transaction Documents shall remain in full force and effect in accordance with their respective terms. This Agreement and the annexes attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Company or the Holders under the Transaction Documents, nor constitute a waiver or amendment of any other provision of the Transaction Documents or for any purpose except as expressly set forth herein.

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9. Miscellaneous.

(a) Governing Law.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

(b) Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic or telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

(c) Headings, etc.
The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.
If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Amendments.
  No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(f) Waivers.
Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(g) Notices.
Any notices required or permitted to be given under the terms of this Agreement shall be delivered in accordance with the notice provisions of the Note Purchase Agreement.

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(h) Certain Expenses and Fees.
The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. Whether or not the Effective Time on the Amendment Effective Date occurs, the Company shall be obligated to pay or reimburse the legal fees and expenses and out-of-pocket due diligence expenses of AGMF, not in excess of $40,000, in connection with the negotiation and execution of, and transactions contemplated by, this Agreement.

(i) Survival.
  The respective representations, warranties, covenants, and agreements of the Holder and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Amendment Effective Date and the transactions contemplated hereby and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

(j) Further Assurances.
Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(k) Construction; Holder Status.
  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Holder is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) with any other Person who is a party to any Note Purchase Agreement or Amendment Agreement, or who holds any Notes or Warrants, in negotiating and entering into this Agreement or acquiring, disposing of or voting any of the Shares. The Company hereby confirms that it understands and agrees that the Holder is not acting as part of any such group. If the Holder is other than AGMF, such Holder acknowledges and agrees that such Holder is not relying on AGMF or AGMF’s legal counsel in making a decision to enter into this Agreement or otherwise in connection with the Amendment Transaction Documents, and such legal counsel are not acting as the Holder’s legal counsel in connection therewith.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

EMAGIN CORPORATION

By:	/s/
Name: Title:

HOLDER

By:	/s/
Name:
Title:
Address:
Facsimile No.:

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Annex I

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL CONVERSION. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

EMAGIN CORPORATION

AMENDED AND RESTATED
8% SENIOR SECURED CONVERTIBLE NOTE DUE 2008

No. ARN -	$
New York, New York
July23, 2007

FOR VALUE RECEIVED, EMAGIN CORPORATION, a Delaware corporation (hereinafter called the “Company”), hereby promises to pay to [NAME OF HOLDER] [ADDRESS], or registered assigns (the “Holder”), or order, the sum of                               ($                   ), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the Issuance Date, until the same becomes due and payable, whether at maturity or upon acceleration or by repurchase in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note and the Repurchase Price, that is payable under this Note that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid (“Default Interest”). Regular interest shall be payable in arrears on each Interest Payment Date, commencing on September 1, 2007, on the principal amount outstanding on such date. Regular interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No regular interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such redemption.

[Missing Graphic Reference]
All payments of principal of and premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America. All payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article I.

The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is entitled to the benefits of the Security Agreements and the Lockbox Agreement.

This Note amends and restates on the date hereof a 6% Senior Secured Convertible Note due 2007-2008 issued on the Issuance Date pursuant to the Note Purchase Agreement. This Note is one of a duly authorized issue of the Company’s Amended and Restated 8% Senior Secured Convertible Notes due 2008 limited to an aggregate principal amount of $6,500,000.00 (excluding Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued in replacement of lost, stolen, destroyed or mutilated notes or issued on transfer of such notes).

The following terms shall apply to this Note:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

(b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning provided in Section 6.7(a).

“Alexandra” means Alexandra Global Master Fund Ltd., a British Virgin Islands international business company.

“Amendment Agreement” means the Amendment Agreement, dated as of July 23, 2007, by and between the Company and the original holder of the 6% Senior Secured Convertible Note due 2007-2008 that was amended and restated by this Note or the Note’s predecessor instrument.

“AMEX” means the American Stock Exchange, Inc.

“Applicable Rate” means 6 percent per annum, from the Issuance Date until July 21, 2007 and 8 percent per annum thereafter; provided, however, that if an Event of Default shall have occurred, then the Applicable Rate shall be increased to 12 percent per annum during the period from the date of such Event of Default until the date no Event of Default is continuing (or such lesser rate as shall be the highest rate permitted by applicable law).

“Average Daily Trading Volume Threshold” means, with respect to any period, that the average daily trading volume of the Common Stock during such period as reported by Bloomberg, L.P. (or if such source ceases to be available, a comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) shall be at least 500,000 shares (such amount to be subject to equitable adjustment for stock splits, stock dividends and similar events relating to the Common Stock that are reflected in the trading market for the Common Stock on or before the last Trading Day in such period).

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Certificate of Designations” means the Certificate of Designations of the Series A Senior Secured Convertible Preferred Stock as filed by the Company with the Secretary of State of the State of Delaware.

“Collateral” shall have the meaning provided in the Security Agreements or in either of them.

“Collateral Agent” means Alexandra, as collateral agent under the Security Agreements, or its successors.

“Common Stock” means the Common Stock, par value $.001 per share, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall have the meaning provided in the first paragraph of this Note.

“Company Certificate” means a certificate of the Company signed by an Officer.

“Company Notice” means a Company Notice in the form attached hereto as Exhibit A.

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Conversion Date” means the date on which a Conversion Notice is given in accordance with Section 6.2(a).

“Conversion Notice” means a duly executed Notice of Conversion of Amended and Restated 8% Senior Secured Convertible Note Due 2008 substantially in the form of Exhibit C to this Note.

“Conversion Price” means $0.75 [$0.35 for Stillwater Amended Note], subject to adjustment as provided in Section 6.3.

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the OTCBB, the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Company has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the five consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.3(a), (b), (c), (d), (e) or (f), occurs during such five consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.3(a), (b), (c), (d), (e) or (f), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6.3(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 6.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 6.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Default Interest” shall have the meaning provided in the first paragraph of this Note.

“Default Rate” means 12 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 6.2(b).

“EBITDA” for any period shall mean the consolidated net income before taxes of the Company and its Subsidiaries, as shown on its consolidated financial statements filed with the SEC for such period and prepared in accordance with Generally Accepted Accounting Principles, on a basis consistent with the Company’s audited consolidated financial statements most recently filed with the SEC prior to the Issuance Date, increased by the amount of depreciation, amortization and interest expenses charged in computing such consolidated net income for such period.

“EBITDA Positive Quarter” means a fiscal quarter of the Company during which its EBITDA is greater than zero, as shown in the Company’s Quarterly Report on Form 10-Q filed with the SEC, in the case of the first three fiscal quarters of any fiscal year, or as shown in the Company’s Annual Report on Form 10-K, in the case of the fourth fiscal quarter of any fiscal year. In the case of the fourth fiscal quarter of any year, an EBITDA Positive Quarter may be shown by the quarterly financial data shown in the notes to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for such fiscal year, if such information is presented in sufficient detail to make such calculation, or by subtracting the EBITDA for the first three fiscal quarters of such fiscal year from the EBITDA for such fiscal year.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Event of Default” shall have the meaning provided in Section 4.1.

“Excluded Shares” shall have the meaning provided in Section 6.7.

“FAST” shall have the meaning provided in Section 6.2(b)

“Fundamental Change” means

(a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary in connection with which no change in outstanding Common Stock occurs) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors ;provided, however, that (1) an acquisition by a group of unrelated and unaffiliated Persons comprised solely of newly issued equity securities of the Company which issuance results in the pro rata dilution of the equity interests of the Persons who are holders of Common Stock immediately prior to such acquisition and for which no consideration is paid to or for the benefit of any holders of Common Stock or the Affiliates of such holders of Common Stock and (2) the issuance of shares of Common Stock upon conversion, exercise or exchange of Common Stock Equivalents outstanding as of the date hereof (including shares issuable upon conversion of this Note and the Other Notes or exercise of the Warrants and the Other Warrants) in accordance with the terms of such Common Stock Equivalents in effect on the date hereof, shall not constitute a Fundamental Change.

“Generally Accepted Accounting Principles” for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

“Holder” shall have the meaning provided in the first paragraph of this Note.

“Holder Notice” means a Holder Notice in the form attached hereto as Exhibit B.

“Indebtedness” means, when used with respect to any Person, without duplication:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, currency purchase or similar agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with Generally Accepted Accounting Principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (3);

(5) any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be payable by or shall have been assumed by such Person; and

(6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (5).

“Interest Payment Dates” means each March 1, June 1, September 1 and December 1 and the Maturity Date.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issuance Date” means the date the predecessor instrument to this Note was first issued to the original Holder of this Note.

“Lien” means any mortgage, lien, pledge, security interest or other charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor.

“Lockbox Agent” means the Person serving from time to time as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means that certain Lockbox Agreement, dated as of July 21, 2006, by and between the Company, the Lockbox Agent and the Collateral Agent as amended by Amendment No. 1 to Lockbox Agreement, dated as of July 23, 2007, by and between the Company, the Lockbox Agent and the Collateral Agent.

“Majority Holders” means, at any time, the holders of a majority of the aggregate principal amount of this Note and the Other Notes outstanding at such time.

“Market Price” with respect to any security on any day shall mean the closing price of such security on such day on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or the OTCBB, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or the OTCBB, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Maturity Date” means December 21, 2008.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.

“Nasdaq” means the Nasdaq Global Market.

“Newly Issued Shares” shall have the meaning provided in Section 6.3(f).

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Note Purchase Agreement” means the Note Purchase Agreement (including the Annexes, Schedules and Exhibits thereto), dated as of July 21, 2006, [as amended on March 28, 2007] [Added to Stillwater Amended Note only] by and between the Company and the original Holder of this Note or its predecessor instrument, as amended by the Amendment Agreement.

“NYSE” means the New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Other Note Purchase Agreements” means the several Note Purchase Agreements (including the Annexes, Schedules and Exhibits thereto), dated as of July 21, 2006, as amended, by and between the Company and the respective original holders of the Other Notes or their predecessor instruments.

“Other Notes” means the several Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Company upon amendment and restatement of the Company’s 6% Senior Secured Convertible Notes due 2007-2008 originally issued by the Company pursuant to the Other Note Purchase Agreements and any or all such instruments issued upon transfer or split-up thereof.

“Other Warrants” means the Amended and Restated Common Stock Purchase Warrants issued by the Company upon amendment and restatement of the Common Stock Purchase Warrants issued to the original holders of the Other Notes or their respective predecessor instruments.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent, as amended by Amendment No. 1 to Patent and Trademark Security Agreement, dated as of July 23, 2007, by and between the Company and the Collateral Agent.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent, as amended by Amendment No. 1 to Pledge and Security Agreement, dated as of July 23, 2007, by and between the Company and the Collateral Agent.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Permitted Indebtedness” means

(1) Indebtedness outstanding on the Issuance Date prior to issuance of this Note and reflected in the Company’s financial statements included in the SEC Reports;

(2) Indebtedness evidenced by this Note and the Other Notes;

(3) Indebtedness outstanding on, or incurred after, the Issuance Date in an aggregate amount not to exceed $2,500,000 at any one time outstanding so long as (A) such Indebtedness (x) is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or any Subsidiary (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) if secured, is secured solely by the interest of the Company or one of its Subsidiaries in the equipment so acquired and rights related thereto or (B) is the reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit issued in lieu of cash security deposits for leases of real property or equipment used by the Company or any Subsidiary, or commercial or standby letters of credit issued in the ordinary course of the business of the Company and its Subsidiaries (the amount of which shall for this purpose be deemed to be the maximum reimbursement obligations and other liabilities (contingent or otherwise) with respect to such letters of credit, whether or not a drawing thereunder has been made);

(4) Indebtedness incurred after the Issuance Date not to exceed $2,500,000 at any one time outstanding that is secured solely by raw materials, works in progress and finished goods inventory and accounts receivable in a financing by a bank, finance company or other institutional lender providing receivables or inventory financing;

(5) Indebtedness incurred after the Issuance Date which is unsecured, subordinated to the Note and the Other Notes as to payment on terms approved in advance of such incurrence by the Majority Holders as evidenced by the written approval of the Majority Holders, and for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is six months after the Maturity Date;

(6) endorsements for collection or deposit in the ordinary course of business; and

(7) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company;

in each such case so long as at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence and so long as in the case of such Indebtedness referred to in the preceding clauses (3) through (5), inclusive, incurrence of such Indebtedness shall have been approved by the Board of Directors prior to the incurrence thereof.

“Permitted Liens” means:

(a) Liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing by such Subsidiary to the Company;

(b) purchase money Liens upon any property acquired by the Company or any Subsidiary or Liens existing on such property at the time of acquisition and in any such case securing Permitted Indebtedness described in clause (3) of the definition of the term Permitted Indebtedness; provided that (i) no such Lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of Indebtedness secured by each such Lien on any such property shall not exceed the cost (including such principal amount of the Indebtedness secured thereby) to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all Indebtedness of the Company and all Subsidiaries secured by all Liens described in this subsection (b) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $2,500,000 for the Company and the Subsidiaries; and any Lien securing Indebtedness that extends, renews or replaces any Indebtedness secured by any Lien permitted by this subsection (b); provided, however, that in any such case the Lien securing any Indebtedness so extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such Indebtedness extended, renewed or replaced shall not be increased;

(c) Liens securing Indebtedness permitted under clause (4) of the definition of the term Permitted Indebtedness so long as in each such case such Lien does not extend to any property of the Company or the Subsidiaries other than the accounts receivables or inventory of the Company and the Subsidiaries so financed;

(d) Liens securing this Note and the Other Notes ratably and not securing any other Indebtedness;

(e) Liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' Liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (d) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; and

(f) Liens existing on the Issuance Date and listed in Schedule 4(t) to the Note Purchase Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Preferred Share Conversion Notice” means a duly executed Notice of Conversion into Shares of Series A Senior Secured Convertible Preferred Stock under Section 6.8 of Amended and Restated 8% Senior Secured Convertible Note Due 2008 substantially in the form of Exhibit D to this Note.

“Principal Market” means, at any time, whichever of the Nasdaq, Nasdaq Capital Market, AMEX, NYSE, OTCBB or such other U.S. market or exchange is at the time the principal market on which the Common Stock is then listed for trading.

“Qualifying Financing” means a single financing or series of related financings of Common Stock or Common Stock Equivalents for which the aggregate cash proceeds received by the Company are at least $2,500,000.00.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Statement” means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(1) of the Note Purchase Agreement.

“Repurchase Event” means the occurrence of any one or more of the following events:

(a) The Common Stock ceases to be traded on the OTCBB and is not listed for trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the Pink Sheets, LLC or any similar organization;

(b) Any Fundamental Change;

(c) The adoption of any amendment to the Company's Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action by the Company which materially and adversely affects the rights of the Holder in respect of the Holder’s interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally; or

(d) The inability of the Holder for 20 Trading Days (whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of this Note or exercise of the Warrants pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC other than by reason of a review by the SEC staff of the Registration Statement or a post effective amendment to the Registration Statement excluding any such inability to sell that results from an untrue statement of a material fact in such Registration Statement or omission to state a material fact required to be stated in such Registration Statement in order to make the statements therein not misleading, which misstatement or omission was made by the Holder in written information it furnished to the Company specifically for inclusion in such Registration Statement which such information was substantially relied upon by the Company in preparation of the Registration Statement or any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement after the Holder shall have corrected such misstatement or omission; or

(e) Any Event of Default specified in Article IV of this Note.

“Repurchase Price” means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note that the Holder has elected to be repurchased plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of such repurchase.

“Restricted Ownership Percentage” shall have the meaning provided in Section 6.7(a).

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“SEC Reports” shall have the meaning provided in the Note Purchase Agreement.

“Security Agreement” means either or both of the Pledge and Security Agreement and the Patent and Trademark Security Agreement.

“Series A Preferred Stock” means the shares of Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Series A Conversion Price” means the Stated Value (as defined in the Certificate of Designations) of a share of the Series A Preferred Stock, initially $1,000.

“Stockholder Approval” shall have the meaning provided in the Note Purchase Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means at any time a day on which the Principal Market is open for general trading of securities.

“Transaction Documents” means this Note, the Note Purchase Agreement, the Other Note Purchase Agreements, the Amendment Agreement, the Certificate of Designations, the Security Agreements, the Lockbox Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or its successor as transfer agent and registrar for the Common Stock.

“Trigger Event” shall have the meaning provided in Section 6.3(d).

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6.3 and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrants” means the Amended and Restated Common Stock Purchase Warrants of the Company issued to the original Holder of this Note or its predecessor instrument upon amendment and restatement of the Common Stock Purchase Warrant originally issued pursuant to the Note Purchase Agreement or any such instrument issued upon transfer or split up thereof.

ARTICLE II

NO REDEMPTION AT THE OPTION
OF THE COMPANY

2.1 No Prepayment, Redemption. This Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the Maturity Date without the consent of the Majority Holders. Notwithstanding the foregoing, the Company shall not repurchase or otherwise acquire any of the Other Notes unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion of this Note for cash at the same price per unit of outstanding principal amount as the Other Note or Other Notes.

ARTICLE III

CERTAIN COVENANTS

So long as the Company shall have any obligation under this Note, unless otherwise consented to in advance by the Majority Holders:

3.1 Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as “incurring”), any Indebtedness other than Permitted Indebtedness.

3.2 No Fundamental Change Without Consent. The Company shall not take any action or engage in any transaction, or enter into any agreement, arrangement or understanding to take any action or engage in any transaction, which would constitute a Fundamental Change.

3.3 Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

3.4 Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

3.5 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except where (other than the Company’s corporate existence) the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Company and the Subsidiaries, taken as a whole, (ii) the ability of the Company to perform and comply with its obligations under the Transaction Documents or (iii) the rights and remedies of the Holder or the Collateral Agent under or in connection with the Transaction Documents.

3.6 Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

3.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

3.8 Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not

(a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b) sell one or more Subsidiaries, or permit any one or more Subsidiaries to sell their respective assets, if such sale individually or in the aggregate is material to the Company and the Subsidiaries taken as a whole, other than any such sale or sales which individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iii) the rights and remedies of the Holder under the terms of the Transaction Documents; or

(c) liquidate, dissolve or otherwise wind up the affairs of the Company.

3.9 Limitations on Liens. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

3.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

3.11 Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

3.12 Limitation on Certain Issuances.  The Company shall not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent (A) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock or Common Stock Equivalent, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of such Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding customary stock split, reverse stock split, stock dividend and similar anti-dilution provisions substantially similar to those set forth in clauses (a) through (f) of Section 6.3), or (B) pursuant to an “equity line” structure in which one or more Persons commits to provide capital to the Company by the purchase of securities of the Company from time to time, whether at specified times, times determined by the Company or by such Person(s) or by mutual agreement between the Company and such Person(s), at prices based on the market prices of the Common Stock at or near the time of each purchase, which securities are registered for sale or resale pursuant to the 1933 Act; provided, however, that nothing in this Section 3.12 shall prohibit the Company from issuing shares of Common Stock for cash for the account of the Company in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act.

3.13 Certain Obligations. The Company shall not enter into any agreement which would adversely affect the Collateral Agent's Lien on and Security Interest in the Collateral. The Company shall perform, and comply in all material respects with each agreement it enters into relating to the Collateral, the failure to comply with which could affect the Collateral Agent's lien on and security interest in the Collateral.

3.14 Notice of Defaults. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article III.

3.15 Listing Eligibility Reporting. The Company shall notify the Holder from time to time within five Business Days after the Company first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market and shall make appropriate public announcement thereof so that the content of such notice shall not constitute material non-public information for purposes of the 1934 Act.

3.16 Designation of Directors. (a) So long as any principal amount of this Note or the Other Notes remains outstanding, the Majority Holders shall be entitled, from time to time, to select a Person who shall not be an Affiliate of Alexandra and who shall have the right to designate by notice to the Company up to two persons (the first of whom shall initially be David Gottfried) to serve from time to time as members of the Board of Directors, provided, that each of such person(s) designated to serve as a member of the Board of Directors (1) so long as Alexandra holds all or any portion of this Note or any Other Note, is reasonably acceptable to Alexandra and at least one other holder of this Note or any Other Notes and (2) is not an Affiliate of Alexandra. Any person(s) so designated for election to the Board of Directors shall enter into an agreement with Alexandra on such terms as shall be acceptable to Alexandra pursuant to which such person(s) shall agree not to share or convey any non-public information such person(s) learns in its role as a director. The Company shall, from time to time, use its best efforts to cause the election of the person(s) so designated to serve as members of the Board of Directors as promptly as possible. If for any reason under applicable law or the Company’s By-laws any such designee cannot immediately be elected to the Board of Directors, then until such time as such person(s) is elected to the Board of Directors (i) the person(s) so designated shall have the right to be present at all meetings of the Board of Directors, but shall not be entitled to vote on any action taken at such meeting, (ii) the Company shall provide notice to such person(s) of the date, place and time of each such meeting at least the same period in advance as the shortest such notice provided to any member of the Board of Directors, (iii) the Company shall provide such person(s) all agendas and other information and materials provided to the Board of Directors contemporaneously with the time the Company provides the same to the Board of Directors and (iv) the Company shall provide to such person(s) copies of each proposed unanimous written consent of the Board of Directors which consent is given to all members of the Board of Directors for execution by the directors during such period, at the same time such written consent is given to all members of the Board of Directors. In case any person designated as a member of the Board of Directors pursuant to this Section 3.16 shall resign, die, be removed from office or otherwise be unable to serve, the Majority Holders shall be entitled to appoint a Person to designate a replacement pursuant to, and in accordance with, this Section 3.16.

(b) In the event that approval of the stockholders of the Company shall be required to elect the person(s) designated to serve as a member of the Board of Directors pursuant to this Section 3.16, the Company shall call a meeting of stockholders to be held within 90 days after the date such person(s) is so designated, shall prepare and file with the SEC as promptly as practical, but in no event later than 30 days after such date, preliminary proxy materials which set forth a proposal to seek the approval of the election of such designee(s), and the Board of Directors shall recommend approval thereof by the Company’s stockholders. The Company shall mail and distribute its proxy materials for such stockholder meeting to its stockholders at least 30 days prior to the date of such stockholder meeting and shall actively solicit proxies to vote for the election of such designee(s).

(c) Notwithstanding anything herein to the contrary, so long as Alexandra holds all or any portion of this Note or any Other Note, the rights and obligations under this Section 3.16 may not be waived or amended without the consent of Alexandra.

3.17 Management Covenants.  (a) Commencing on the Issuance Date, the Company shall withhold 10% of all cash compensation payable to each of its Chief Executive Officer, President and Chief Strategy Officer until such time as the Company shall have reported an EBITDA Positive Quarter. The Company shall give notice to the holder of the occurrence of the EBITDA Positive Quarter and once it shall have given such notice shall pay the amounts so withheld, without interest, to the respective officers in equal monthly installments during the 12-month period following such EBITDA Positive Quarter so long as such officer continues to be employed by the Company during such 12-month period. The Company shall not increase the compensation payable in any form to any of its Chief Executive Officer, President and Chief Strategy Officer from the Issuance Date until the EBITDA Positive Quarter has occurred. Notwithstanding anything to the contrary contained herein, if (1) at any time during any period of 45 consecutive Trading Days commencing after the Issuance Date on each such Trading Day (i) the Market Price of the Common Stock shall be at least 250% of the Conversion Price in effect on each such Trading Day, (ii) the Average Daily Trading Volume Threshold is met, (iii) no Event of Default shall have occurred or be continuing and no Repurchase Event shall have occurred with respect to which the Holder has the right to require repurchase of this Note pursuant to Article V or with respect to which the Holder has exercised such right and the Company shall not have paid or deposited in accordance with Section 7.10 the applicable Repurchase Price and (iv) the Registration Statement shall be effective and available for use by the Holder and the holders of the Warrants for the resale of shares of Common Stock issued or issuable upon conversion of this Note and upon exercise of the Warrants and is reasonably expected to remain effective and available for a reasonable period after such period of 45 Trading Days, and (2) the Company shall have furnished to the Holder a Company Certificate certifying the matters set forth in the immediately preceding clause (1), then thereafter the Company shall no longer be obligated to comply with this Section 3.17(a) and the Company shall pay the amounts withheld by reason of this Section 3.17(a), without interest, to the respective officers in equal monthly installments during the 12-month period following the date the Company Certificate described in the immediately preceding clause (2) was delivered to the Holder so long as such officer continues to serve in such position during such 12-month period. Concurrent with the signing of the Amended and Restated Note the Company will no longer be obligated to comply with Section 3.17(a) and the Company shall pay the amounts withheld by reason of this Section 3.17(a), without interest, to the respective officers in equal monthly installments during the 12-month period following the date so long as such officer continues to serve in such position during such 12-month period.

ARTICLE IV

EVENTS OF DEFAULT

4.1 If any of the following events of default (each, an “Event of Default”) shall occur:

(a) Failure to Pay Principal, Interest, Etc. The Company fails (1) to pay the principal or the Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this Section 4.1(a) only, such failure continues for a period of five Business Days after the due date thereof; or

(b) Conversion and the Shares. The Company fails to issue or cause to be issued shares of Common Stock or Series A Preferred Stock to the Holder or the holder of any Other Note upon exercise of the conversion rights of the Holder or such holder or fails to issue or cause to be issued shares of Common Stock to the holder of any Warrant or Other Warrant upon exercise of the purchase rights of the holder thereof or to the holder of any shares of Series A Preferred Stock upon exercise of the conversion rights of the holder thereof, in any such case within five Trading Days after the due date therefor in accordance with the terms of this Note, any Other Note or any Warrant or Other Warrant or the Certificate of Designations or fails to transfer any certificate for any such shares of Common Stock or any shares of Common Stock issued in payment of interest on this Note or any Other Note as and when required by this Note and the Note Purchase Agreement or any Other Note or Other Note Purchase Agreement, as the case may be; or

(c) Breach of Covenant. The Company (1) fails to comply with Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a) (2) fails to comply in any material respect with any provision of Article III of this Note (other than Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a)) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a), (b) or (c)(1) of this Section 4.1), and in the case of this clause (2) of this Section 4.1(c) only, such breach continues for a period of ten days after written notice thereof to the Company from the Holder, provided, however, that, it shall not be deemed an Event of Default pursuant to this Section 4.1(c) if the Company breaches the covenants set forth in Sections 4(c) or 4(o) of the Note Purchase Agreement or the Other Note Purchase Agreements in the event that the Common Stock ceases to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE or the AMEX; or

(d) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Transaction Documents) shall be false or misleading in any material respect when made; or

(e) Certain Voluntary Proceedings. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

(f) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(g) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $250,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

(h) Default Under Other Agreements and Instruments. (1) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $250,000, individually or $500,000 in the aggregate, for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (2) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of $250,000, individually or $500,000 in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(i) Security Agreements. The occurrence of any “Event of Default” as defined in the Security Agreements or any breach or failure by the Company to perform its obligations under the Lockbox Agreement; or

(j) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE, the AMEX, the OTCBB, the Pink Sheets, LLC or any similar organization;

then, (W) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (c), (d), (g), (h), (i) or (j) of this Section 4.1, at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in clause (e) or (f) of this Section 4.1, the Company shall, in any such case, pay to the Holder an amount equal to the sum of (1) the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of payment plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (X) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, (Y) the Collateral Agent shall be entitled to exercise all rights and remedies under the Security Agreement, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE V

REPURCHASE UPON A REPURCHASE EVENT

5.1 Repurchase Right Upon Repurchase Event. If a Repurchase Event occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder’s option, to require the Company to repurchase all of this Note, or any portion hereof on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price.

5.2 Notices; Method of Exercising Repurchase Rights, Etc. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

(i) the date by which the repurchase right must be exercised, and

(ii) a description of the procedure (set forth in this Section 5.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder’s right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

(b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

(c) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

5.3 Other. (a) If the Company fails to repurchase on the applicable repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

(b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

(c) A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company's obligation to repurchase any portion of this Note, the repurchase of which is not in dispute.

ARTICLE VI

CONVERSION

6.1 Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at the Holder's option, at any time prior to the close of business on the Maturity Date (except that, if the Holder shall have exercised repurchase rights under Sections 5.1 and 5.2, such conversion right shall terminate with respect to the portion of this Note to be repurchased, at the close of business on the last Trading Day prior to the later of (x) the date the Company is required to make such repurchase and (y) the date the Company pays or deposits in accordance with Section 7.10 the applicable Repurchase Price unless in any such case the Company shall default in payment due upon repurchase or) to convert the principal amount of this Note, or any portion of such principal amount which is at least $1,000 (or such lesser principal amount of this Note as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Note or portion thereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Note being converted to the applicable Conversion Date plus (z) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (y) to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 6.2; provided, however, that, if at any time this Note is converted in whole or in part pursuant to this Section 6.1, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Note (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Note or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note to Common Stock, and only to the extent this Note is deemed to have been converted to Common Stock under this Article VI. For purposes of Sections 6.5 and 6.6, whenever a provision references the shares of Common Stock into which this Note (or a portion hereof) is convertible or the shares of Common Stock issuable upon conversion of this Note (or a portion hereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of this Note.

6.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) In order to exercise the conversion privilege with respect to this Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company and the Transfer Agent or to the office or agency designated by the Company for such purpose by notice to the Holder. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

(b) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Company shall issue and shall deliver to the Holder or the Holder's designee the number of full shares of Common Stock issuable upon such conversion of this Note or portion hereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 6.2(f) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 6.1 (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(c) Each conversion of this Note (or portion hereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.  Upon conversion of this Note or any portion hereof, the accrued and unpaid interest on this Note (or portion hereof) to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder of this Note through receipt of such number of shares of Common Stock issued upon conversion of this Note or portion hereof as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid interest.

(d) A Conversion Notice shall be deemed for all purposes to be in proper form absent timely notice from the Company to the Holder of manifest error therein. The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice (which notice from the Company shall specify all defects in the Conversion Notice) and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. Time shall be of the essence in the giving of any such notice by the Company. Any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the full amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of this Note.

(e) (1) If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company's obligation to issue and deliver the shares of Common Stock upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 6.3 shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Trading Days of such occurrence.

(2) If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder in connection with a particular conversion of this Note within five Trading Days after the Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case the Holder shall thereafter be entitled to convert that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Transfer Agent or the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law). In the case of the Company’s failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within three Trading Days of a particular conversion of the Note, the amount payable by the Company pursuant to clause (B) of this Section 6.2(e)(2) with respect to such conversion shall be reduced by the amount of payments previously paid by the Company to the Holder pursuant to Section 8(a)(4) of the Purchase Agreement with respect to such conversion. The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder gives a Conversion Notice if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If the Holder shall have exercised the conversion right in any particular instance and either (1) the Company shall notify the Holder on or after the date the Holder gives such Conversion Notice that the shares of Common Stock issuable upon such conversion might not be delivered within three Trading Days after the date the Holder gives such Conversion Notice or (2) the Holder learns after the date which is three Trading Days after the date the Holder gives such Conversion Notice that the Holder has not received such shares of Common Stock, then, without releasing the Company of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and (2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such shares of Common Stock in a manner which is likely to increase materially the liability of the Company under clause (B) of the first sentence of this Section 6.2(e)(2).

(f) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

6.3 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) Adjustments for Certain Dividends and Distributions in Common Stock. In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) Weighted Adjustments for Certain Issuances of Rights or Warrants. In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 6.3(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) Adjustments for Certain Subdivisions of the Common Stock. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(d) Adjustments for Certain Dividends and Distributions. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6.3(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 6.3(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 6.6 applies) (the foregoing hereinafter in this Section 6.3(d) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 6.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of Securities such holder would have received had such holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6.3(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 6.3 (and no adjustment to the Conversion Price under this Section 6.3 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date, are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6.3 was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 6.3(d) and Sections 6.3(a) and (b), any dividend or distribution to which this Section 6.3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 6.3(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6.3(b) applies (and any Conversion Price reduction required by this Section 6.3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6.3(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 6.3(a) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 6.3(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 6.3(a).

(e) Adjustments for Certain Cash Dividends. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6.5 applies or as part of a distribution referred to in Section 6.3(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6.3(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, exceeds 1% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the conversion of this Note (and shall have made adequate provision) so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, converted this Note into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 1% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of cash the Holder would have received had the Holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f) Adjustments for Certain Issuances of Newly Issued Shares. (1) In case at any time on or after the Issuance Date the Company issues shares of Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”) at a price per share at which the Company sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the lowest price per share at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Conversion Price in effect immediately prior to such issuance.

(2) Notwithstanding the foregoing, no adjustment shall be made under this Section 6.3(f) by reason of:

(A) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 6.3(a) is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 6.6;

(B) the issuance by the Company of the Notes, the Other Notes, the Warrants or the Other Warrants or the issuance by the Company of shares of Common Stock upon conversion of this Note or the Other Notes or upon exercise of the Warrants or the Other Warrants in accordance with the terms hereof and thereof;

(C) the issuance by the Company of shares of Series A Preferred Stock upon conversion of the Notes or Other Notes or shares of Common Stock upon conversion of the Series A Preferred Stock in accordance with the terms thereof;

(D) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the 2003 Stock Option Plan, 2004 Non-Employee Stock Compensation Plan and the 2005 Employee Stock Purchase Plan or any other stock compensation plan that has been duly adopted by the Board of Directors and duly approved by the Company’s stockholders;

(E) the issuance by the Company of Newly Issued Shares upon conversion or exercise of Common Stock Equivalents that are outstanding on the Issuance Date in accordance with the sum of such Common Stock Equivalents in effect on the Issuance Date; or

(F) the issuance by the Company of Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Company’s business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Company receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Company for such Newly Issued Shares at the time of issuance thereof and (z) such issuance has been duly approved by the Board of Directors as set forth in a Board Resolution.

(g) Adjustment in Connection Sales by a Designated Person. (1) If at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Conversion Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Conversion Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date.

(2) The Company shall enter into an agreement with each Designated Person, on or before the date that is 30 days after the Issuance Date, pursuant to which each Designated Person shall agree that upon the written request of the Company or any Holder, the Designated Person shall provide the Company and such Holder, a written statement setting forth the dates, if any, upon which the Designated Person has sold, transferred or disposed of any shares of Common Stock or Common Stock Equivalents during such period as shall be reasonably requested by the Company or such Holder to determine whether or not a sale, transfer or disposition that requires an adjustment pursuant to Section 6.3(g)(1) has occurred. The Company shall instruct the Transfer Agent to inform the Company immediately upon the sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person. The Company shall inform the Holder immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holder pursuant to Section 7.2.

(h) Additional Reductions in Conversion Price. The Company may make such reductions in the Conversion Price, in addition to those required by Sections 6.3(a), (b), (c), (d), (e), (f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(i) De Minimus Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 6.3(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VI shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(j)  Company Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five days thereafter, give a notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) Effectiveness of Certain Adjustments. In any case in which this Section 6.3 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any conversion of this Note after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6.2(f).

(l) Outstanding Shares. For purposes of this Section 6.3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

6.4 Effect of Reclassification, Consolidation, Merger or Sale.  (a) If any of the following events occur, namely:

(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(w) this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of the number of shares of Common Stock issuable upon conversion of this Note in full (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert this Note) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 6.4 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

(x) the Conversion Price of this Note shall, upon such consolidation, merger, statutory exchange, combination, sale or conveyance, thereafter be the lower of (1) the Conversion Price then in effect and (2) the price paid or deemed to have been paid for one share of Common Stock in such consolidation, merger, statutory exchange, combination, sale or conveyance (subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Note and the Note Purchase Agreement, and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance.

Such written agreement shall provide for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Article V herein.

(b) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory exchanges, combinations, sales and conveyances.

(c) If this Section 6.4 applies to any event or occurrence, Section 6.3 shall not apply.

6.5 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(a) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of this Note, and in addition to the shares of Common Stock required to be reserved by the terms of the Other Notes, Warrants and the Other Warrants, sufficient shares to provide for the conversion of this Note from time to time as this Note is converted.

(b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(c) The Company covenants that all shares of Common Stock issued upon conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(d) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of, or payment of interest on, this Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion or in payment of interest, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(e) The Company covenants that, in the event the Common Stock shall be listed on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX, the OTCBB or any other national securities exchange, the Company shall obtain, to the extent required by such market or exchange and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on this Note.

6.6 Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

6.7 Restricted Ownership Percentage Limitation. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by the Holder upon conversion of the Note shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless such Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage]. If at any time the limits in this Section 6.7 make the Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of the Note as and when shares of Common Stock may be issued in compliance with such restrictions.

(b) For purposes of this Section 6.7, in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of this Note, the Other Notes, the Warrants, the Other Warrants or other Common Stock Equivalents by any Person, including the Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Company shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Notes and the Warrants, by the Holder or its Affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

6.8 Series A Preferred Conversion Right. Notwithstanding anything to the contrary contained herein, in addition to the conversion right provided in Section 6.1, at any time prior to the earlier of (i) the close of business on the Maturity Date or (ii) the consummation of a Qualifying Financing, up to 50% of the outstanding principal amount of this Note together with any accrued and unpaid interest on such portion of this Note unpaid up to the date of conversion, may at the option of the Holder, be converted into shares of Series A Preferred Stock at the Series A Conversion Price. The number of shares of Series A Preferred Stock that the Holder shall be entitled to receive on any such conversion of this Note shall be the quotient obtained by dividing (x) the sum of (1) the principal amount of the portion of this Note being converted plus (2) accrued and unpaid interest on such principal amount to the date of conversion, computed at the Applicable Rate, to the date of such conversion by (y) the Series A Conversion Price in effect on the date of such conversion. In order for the Holder to convert such portion of this Note into shares of Series A Preferred Stock and to thereby be entitled to shares of Series A Preferred Stock the Holder shall give a Preferred Share Conversion Notice (or such other notice which is acceptable to the Company) to the Company stating therein the principal amount of this Note to be converted. A Preferred Share Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Preferred Share Conversion Notice. to the Company The Company shall, promptly thereafter, but in no event later than three Trading Days issue and deliver to the Holder at the address specified by the Holder, a certificate for the shares of Series A Preferred Stock to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the Company receives notice of such conversion as provided above, and the Person entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Series A Preferred Stock as of such date. The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Preferred Share Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a new Note representing the remaining outstanding principal amount. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a new Note representing the remaining outstanding principal amount.

ARTICLE VII

MISCELLANEOUS

7.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein, including, without limitation, a decree for issuance of the shares of Common Stock (or other securities) issuable upon conversion of this Note or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

7.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be eMagin Corporation, 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004, Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601. The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

7.3 Amendment, Waiver. (a) Neither this Note or any Other Note nor any terms hereof or thereof may be changed, amended, discharged or terminated unless such change, amendment, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, amendment, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby (i) extend the Maturity Date of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Repurchase Price hereof or thereof, (ii) increase or decrease the Conversion Price except as set forth in this Note, (iii) release the Collateral or reduce the amount of Collateral required to be deposited or maintained by the Company pursuant to the Security Agreement, except as expressly provided in the Security Agreement, (iv) amend, modify or waive any provision of this Section 7.3 or (v) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders. Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Note, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company's By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.]

(b) Any term or condition of this Note may be waived by the Holder or the Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Note, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Note on any future occasion.

7.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

7.5 Certain Expenses.  The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company’s obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

7.6 Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

7.7 Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. If such transfer is intended to assign the rights and obligations under Section 5, 8, 9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Note Purchase Agreement.

7.8 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

7.9 Note Register; Replacement of Notes. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

7.10 Payment of Note on Repurchase; Deposit of Repurchase Price, Etc. (a) If this Note or any portion of this Note is to be repurchased as provided in Sections 5.1 and 5.2 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the Repurchase Price. On and after the repurchase date so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such repurchase date, an amount in cash sufficient to pay the Repurchase Price, interest on this Note or the portion of this Note to be so repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so repurchased except to receive payment of the Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and repurchased at the Repurchase Price. If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of this Note so surrendered.

(b) Upon the payment in full of all amounts payable by the Company under this Note or the deposit thereof as provided in Section 7.10(a), thereafter the obligations of the Company under this Note shall be as set forth in this Article VII, and, in the case of such deposit, to pay the Repurchase Price, from the funds so deposited. Upon such payment or deposit, any Event of Default which occurred prior to such payment or deposit by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then shall no longer exist.

7.11 Conversion Schedule. Promptly after each conversion of this Note pursuant to Section 6, the Holder shall record on a schedule, in substantially the form attached as Exhibit E, the amount by which the outstanding principal of this Note has been reduced by reason of such conversion. Such schedule shall be conclusive and binding on the Company and the Holder, in the absence of manifest error. The Holder shall from time to time, upon request made by notice from the Company, furnish a copy of such schedule to the Company. The Holder shall also furnish a copy of such schedule upon request to any proposed transferee of this Note.

7.12 Construction. The language used in this Note will be deemed to be the language chosen by the Company and the original Holder of this Note (or its predecessor instrument) to express their mutual intent, and no rules of strict construction will be applied against the Company or the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on of the day and in the year first above written.

EMAGIN CORPORATION

By:	/s/
Name: Title:

ASSIGNMENT

FOR VALUE RECEIVED, _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee: ______________________________) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of eMagin Corporation, a Delaware corporation (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

[	]	To the Company or a subsidiary thereof; or

[	]	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A; or

[	]	To an Accredited Investor pursuant to and in compliance with the 1933 Act; or

[	]	Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an Affiliate of the Company.

[ ] The transferee is an Affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:	NAME:

Signature(s)

Exhibit A

COMPANY NOTICE
(Section 5.2(a) of Amended and Restated 8% Senior Secured Convertible Note due 2008)

TO:
(Name of Holder)

(1) A Repurchase Event described in the Amended and Restated 8% Senior Secured Convertible Note due 2008 (the “Note”) of eMagin Corporation, a Delaware corporation (the “Company”), occurred on                     ,       . As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

(2) The Holder’s repurchase right must be exercised on or before               ,        .

(3) At or before the date set forth in the preceding paragraph (2), the Holder must:

(a) deliver to the Company a Holder Notice, in the form attached as Exhibit B to the Note; and

(b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

(4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

EMAGIN CORPORATION

Date:	By:	/s/

Title

Exhibit B

HOLDER NOTICE
(Section 5.2(b) of Amended and Restated 8% Senior Secured Convertible Note due 2008)

TO: EMAGIN CORPORATION

(1) Pursuant to the terms of the Amended and Restated 8% Senior Secured Convertible Note due 2008 (the “Note”), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $                          of the Note, equal to the sum of $                     principal amount of the Note, $                     of accrued and unpaid interest on such principal amount and $                     of Default Interest on the Note at the Repurchase Price provided in the Note.

(2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

NAME OF HOLDER:

Date:	By:	/s/
Signature of Registered Holder
(Must be signed exactly as name appears in the Note.)

Exhibit C

NOTICE OF CONVERSION
OF AMENDED AND RESTATED 8% SENIOR SECURED
CONVERTIBLE NOTE DUE 2008
OF EMAGIN CORPORATION

To:	eMagin Corporation
10500 N.E. 8th Street, Suite 1400
Bellevue, Washington 98004
Attention: Chief Financial Officer
Facsimile No.: (425) 749-3601

1. Pursuant to the terms of the Amended and Restated 8% Senior Secured Convertible Note Due 2008 (the “Note”), the undersigned hereby elects to convert $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest into shares of Common Stock of eMagin Corporation, a Delaware corporation (the “Company”), at a Conversion Price per share equal to $_______________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

2. The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is _______________ (the “Conversion Shares”).

3. Please issue a certificate or certificates for _______________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions for Common Stock:

NAME:

Date:	By:	/s/
Signature of Registered Holder
(Must be signed exactly as name appears in the Note.)

Exhibit D

NOTICE OF CONVERSION
INTO SERIES A SENIOR SECURED CONVERTIBLE PREFERRED STOCK
UNDER SECTION 6.8
OF AMENDED AND RESTATED 8% SENIOR SECURED
CONVERTIBLE NOTE DUE 2008
OF EMAGIN CORPORATION

To: eMagin Corporation 10500 N.E. 8th Street, Suite 1400 Bellevue, Washington 98004 Attention: Chief Financial Officer Facsimile No.: (425) 749-3601

1. Pursuant to the terms of Section 6.8 of the Amended and Restated 8% Senior Secured Convertible Note Due 2008 (the “Note”), the undersigned hereby elects to convert $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest into shares of Series A Senior Secured Convertible Preferred Stock of eMagin Corporation, a Delaware corporation (the “Company”), at a Conversion Price per share equal to $1,000. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

2. The number of shares of Series A Senior Secured Convertible Preferred Stock issuable upon the conversion of the Note to which this Notice relates is _______________ (the “Preferred Shares”).

3. Please issue a certificate or certificates for _______________ shares of Series A Senior Secured Convertible Preferred Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions for Common Stock:

NAME:

Date:	By:	/s/
Signature of Registered Holder
(Must be signed exactly as name appears in the Note.)

Exhibit E

EMAGIN CORPORATION

CONVERSION SCHEDULE

This Conversion Schedule shows reductions in the outstanding principal amount of the Amended and Restated 8% Senior Secured Convertible Note due 2008 (the “Note”) of eMagin Corporation, a Delaware corporation, upon conversions pursuant to Section 6 of the Note. Capitalized terms used in this Schedule and not otherwise defined herein shall have the respective meanings provided in the Note.

	Date of Conversion (or for first entry, the Issuance Date)	Principal Amount of Conversion (if applicable)	Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)
1.	7/_/06

[continue as necessary]

Annex II

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 24.

No. ARW-	Right to Purchase __________ Shares of Common Stock of eMagin Corporation

EMAGIN CORPORATION

Amended and Restated
Common Stock Purchase Warrant

EMAGIN CORPORATION, a Delaware corporation, hereby certifies that, for value received, ______________________ or registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant. This Warrant amends and restates Common Stock Warrant No. W-___ issued by the Company pursuant to the Note Purchase Agreement, registered in the name of the Holder or the registered holder of the predecessor instrument of this Warrant.

1. Definitions.

(a) As used in this Warrant, the term “Holder” shall have the meaning assigned to such term in the first paragraph of this Warrant.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Warrant.

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(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Purchase Price” means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price times (y) the number of shares of Common Stock for which this Warrant may be exercised at such time, determined without regard to any limitations on exercise of this Warrant contained in Section 2(c).

“Aggregation Parties” shall have the meaning provided in Section 2(c).

“Amendment Agreement” means the Amendment Agreement, dated as of July 23, 2007, by and between the Company and the original Holder of the Common Stock Purchase Warrant that was amended and restated by this Warrant or its predecessor instrument.

“AMEX” means the American Stock Exchange, Inc.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

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“Common Stock” includes the Company's Common Stock, par value $0.001 per share, (and any purchase rights issued with respect to the Common Stock in the future) as authorized on the date hereof, and any other securities into which or for which the Common Stock (and any such rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

“Common Stock Equivalents” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall include eMagin Corporation, a Delaware corporation, and any corporation that shall succeed to or assume the obligations of eMagin Corporation hereunder in accordance with the terms hereof.

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Current Fair Market Value” means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the OTCBB, the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading on such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) in an arms'-length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

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“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 2(c).

“Event of Default” shall have the meaning provided in the Notes.

“Excluded Shares” shall have the meaning provided in Section 2(c).

“Expiration Date” means July 21, 2011.

“FAST” shall have the meaning provided in Section 2(c).

“Issuance Date” means the date of original issuance of this Warrant or its predecessor instrument.

“Market Price” means with respect to any security on any day the closing price of such security on such day on the Nasdaq or the Nasdaq Capital Market or the NYSE or the AMEX or the OTCBB, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or the OTCBB, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.

“Nasdaq” means the Nasdaq Global Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

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“1933 Act” means the Securities Act of 1933, as amended.

“Newly Issued Shares” shall have the meaning provided in Section 8(a).

“Note” means any of the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Company upon amendment and restatement of the Company’s 6% Senior Secured Convertible Notes due 2007-2008, as amended, originally issued by the Company pursuant to the Note Purchase Agreement and the Other Note Purchase Agreements.

“Note Purchase Agreement” means the Note Purchase Agreement (including the Annexes, Schedules and Exhibits thereto), dated as of July 21, 2006, by and between the Company and the original Holder of this Warrant, as amended by the Amendment Agreement.

“NYSE” means the New York Stock Exchange, Inc.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Other Note Purchase Agreements” means the several Note Purchase Agreements, (including the Annexes, Schedules and Exhibits thereto), dated as of July 21, 2006, as amended, by and between the Company and the several buyers named therein in the form of the Note Purchase Agreement pursuant to which certain of the Notes are being or will be issued.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5.

“Other Warrants” shall mean the Common Stock Purchase Warrants (other than this Warrant) issued or issuable pursuant to the Other Note Purchase Agreements.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

5

“Purchase Price” means $1.03 [$0.48 for Stillwater Amended Warrant], subject to adjustment as provided in this Warrant.

“Registration Period” shall have the meaning provided in the Note Purchase Agreement.

“Registration Statement” shall have the meaning provided in the Note Purchase Agreement.

“Reorganization Event” means the occurrence of any one or more of the following events:

(i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary in which there is no change in the outstanding Common Stock); or the sale or transfer of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise); or

(iii) the acquisition by a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Restricted Ownership Percentage” shall have the meaning provided in Section 2(c).

“Restricted Securities” means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“Series A Preferred Stock” means the shares of Series A Senior Secured Convertible Preferred Stock, $0.001 par value, of the Company.

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“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.

“Trading Day” means a day on whichever of the national securities exchange, the Nasdaq, the Nasdaq Capital Market, the OTCBB or other securities market which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6.3 of the Note and otherwise reasonably acceptable to the Holder for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrant” means this instrument as originally executed or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder in whole at any time or in part from time to time on or before the Expiration Date by (x) giving a subscription form in the form of Exhibit 1 to this Warrant (duly executed by the Holder) to the Company, (y) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect and (z) surrendering this Warrant to the Company within three Trading Days after such submission of a subscription form. An exercise of this Warrant shall be deemed to have occurred on the date when the Holder shall have so given the subscription form and made such payment. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

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(b) Net Exercise. Notwithstanding anything to the contrary contained in Section 2(a), if the Holder shall exercise this Warrant (1) during the period beginning one year after the Issuance Date and at a time when a Registration Statement covering the resale by the Holder of shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant is not effective or is not available for use by the Holder or (2) an Event of Default shall have occurred and be continuing, then in either such case in the preceding clause (1) or (2) the Holder may elect to exercise this Warrant, in whole at any time or in part from time to time, by receiving upon each such exercise a number of shares of Common Stock as determined below, upon submission of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after such submission of a subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y x (A - B)
A

where,

X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock as to which this Warrant is to be exercised

A =	the Current Fair Market Value of one share of Common Stock calculated as of the latest Trading Day immediately preceding the exercise of this Warrant

B =	the Purchase Price

(c) 9.9% Limitation.

(1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10% [FOR RAINBOW GATE/STILLWATER /GINOLA WARRANTS ONLY: and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless the Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage]. If at any time the limits in this Section 2(c) make this Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Expiration Date upon exercise of this Warrant as and when shares of Common Stock may be issued in compliance with such restrictions.

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(2) For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Warrants, by the Holder or its Affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

3. Delivery of Stock Certificates, etc., on Exercise. (a) As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except to the extent permitted under Section 5(b) of the Note Purchase Agreement), plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Current Fair Market Value of one full share of Common Stock, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise.  In lieu of delivering physical certificates for the shares of Common Stock or (Other Securities) issuable upon any exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock (or Other Securities) issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

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(b) If in any case the Company shall fail to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within five Trading Days of a particular exercise of this Warrant, in addition to any other liabilities the Company may have hereunder, under the Note Purchase Agreement and under applicable law, (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure; (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then, in addition to any amounts payable pursuant to Section 3(a), the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct, demonstrable out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's right, rescind such exercise and the subscription form relating thereto, in which case the Holder shall thereafter be entitled to exercise that portion of this Warrant as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clauses (A) or (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of such Transfer Agent or the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder exercises this Warrant if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Warrant or otherwise. In the case of the Company’s failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within five Trading Days of a particular exercise of this Warrant, the amount payable by the Company pursuant to clause (B) of this Section 3(b) with respect to such exercise shall be reduced by the amount of payments previously paid by the Company to the Holder pursuant to Section 8(a)(4) of the Note Purchase Agreement with respect to such exercise.

4. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time on or after the Issuance Date, all holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

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(a) other or additional stock, rights, warrants or other securities or property (other than cash) by way of dividend, or

(b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

(c) other or additional stock, rights, warrants or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than (i) additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 6) and (ii) rights or warrants to subscribe for Common Stock at less than the Current Fair Market Value (adjustments in respect of which are provided in Section 7), then and in each such case the Holder, on the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock, rights, warrants and Other Securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 4) which the Holder would hold on the date of such exercise if on the date of such action specified in the preceding clauses (a) through (c) (or the record date therefor) the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock, rights, warrants and Other Securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 4) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5.

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5. Exercise upon a Reorganization Event. In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transactions constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company and Other Securities or property purchasable and receivable upon exercise of the rights represented hereby immediately prior to such Reorganization Event) to purchase the kind and amount of shares of stock and Other Securities and property (including cash) receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Event. Any such provision shall include provisions for adjustments in respect of such shares of stock and Other Securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 5 shall apply to successive Reorganization Events.

6. Adjustment for Certain Extraordinary Events. If on or after the Issuance Date the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance, subdivision or combination, as the case may be, by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

7. Issuance of Rights or Warrants to Common Stockholders at less than Current Fair Market Value. If the Company shall on or after the Issuance Date issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Fair Market Value on the record date fixed for the determination of stockholders entitled to receive such rights or warrants, then

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(a) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the day after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Fair Market Value, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

(b) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the day after such record date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (a) of this Section 7 by (y) the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (a) of this Section 7.

Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the Holder to subscribe for or purchase shares of Common Stock at less than such Current Fair Market Value, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

8. Adjustments for Certain Issuances of Newly Issued Shares.

(a) In case at any time on or after the Issuance Date the Company shall issue shares of Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”) at a price below the Purchase Price in effect at the time of such issuance, then following such issuance of Newly Issued Shares the Purchase Price shall be reduced to the lower of (x) 138% of the lowest price per share of Common Stock reflected in the price at which such Newly Issued Shares are issued and (y) the exercise price of any warrants to purchase Common Stock issued in connection with such transaction, in either such case, if the same is lower than the Purchase Price in effect immediately prior to such issuance.

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(b) If the Purchase Price is reduced in connection with the issuance of Newly Issued Shares as provided in Section 8(a), then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such issuance of Newly Issued Shares by (y) the Purchase Price in effect immediately after such issuance of Newly Issued Shares after such reduction in the Purchase Price pursuant to Section 8(a).

(c) If the Newly Issued Shares are Common Stock Equivalents, then the price per share of Common Stock at which the Newly Issued Shares shall be deemed issued shall be the price per share of Common Stock at which the Newly Issued Shares are convertible into, exchangeable for, or otherwise entitle the stockholder to acquire, Common Stock.

(d) Notwithstanding the foregoing, no adjustment shall be made under this Section 8 by reason of:

(i) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 6 is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 15;

(ii) the issuance by the Company of the Notes or the Other Warrants or shares of Common Stock upon conversion of the Notes or upon exercise of this Warrant or the Other Warrants in accordance with the terms hereof and thereof;

(iii) the issuance by the Company of shares of Series A Preferred Stock upon conversion of the Notes or Common Stock upon conversion of the Series A Preferred Stock in accordance with the terms thereof;

(iv) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the 2003 Stock Option Plan, 2004 Non-Employee Stock Compensation Plan and the 2005 Employee Stock Purchase Plan or any other stock compensation plan that has been duly adopted by the Board of Directors and duly approved by the Company’s stockholders;

(v) the issuance by the Company of Newly Issued Shares upon conversion of Common Stock Equivalents that are outstanding on the Issuance Date in accordance with the terms of such Common Stock Equivalents in effect on the Issuance Date;

(vi) the issuance by the Company for cash of Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Company’s business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Company receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment, at least equal to the amount by which (i) the product of the Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly Issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Company for such Newly Issued Shares at the time of issuance thereof and (z) such issuance has been duly approved by the Board of Directors.

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9. Adjustment in Connection with Sales by a Designated Person. So long as any Note is outstanding, if at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Purchase Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Purchase Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date. The Company shall inform the Holder immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holder pursuant to Section 24.

10. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur, namely:

(i)  any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii)  any consolidation, merger statutory exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii)  any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

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(x)  this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Note Purchase Agreement and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities or other property or assets receivable thereupon by a holder of shares of Common Stock includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) The above provisions of this Section 10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

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(c) If this Section 10 applies to any event or occurrence, Section 5 shall not apply.

11. Tax Adjustments. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 4, 5, 6, 7, 8 and 9 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

12. Minimum Adjustment. (a) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 12 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

(b) No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

13. Notice of Adjustments. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

14. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

15. Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

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(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

16. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of all other Common Stock Equivalents from time to time outstanding (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

17. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form, duly executed by the transferring Holder.

18. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

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19. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 17, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

20. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.

21. Warrant Agent. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 19, and replacing this Warrant pursuant to Section 20, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

22. Remedies.  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein, including, without limitation, a decree for issuance of the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

23. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

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24. Notices, etc. All notices and other communications from the Company to the Holder shall be in writing and delivered personally, by confirmed facsimile, by a nationally recognized overnight courier service or mailed by first class certified mail, postage prepaid, at such facsimile telephone number or address as may have been furnished to the Company in writing by the Holder or at such facsimile telephone number or the address shown for the Holder on the register of Warrants referred to in Section 18.

25. Transfer Restrictions. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus related thereto, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations of the Holder under Section 5,8,9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with the applicable provisions of the Note Purchase Agreement.

26. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any shares of Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

27. Legend. The provisions of Section 5(b) of the Note Purchase Agreement and the related definitions of capitalized terms used therein and defined in the Note Purchase Agreement are by this reference incorporated herein as if set forth in full at this place.

28. Amendment; Waiver. (a) This Warrant and any terms hereof may be changed, modified or amended only by an instrument in writing signed by the party against which enforcement of such change, modification or amendment is sought. [TO BE DELETED IN [RAINBOW GATE][STILLWATER][GINOLA] WARRANTS ONLY: Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Warrant, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company's By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.]

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(b) Any term or condition of this Warrant may be waived by the Holder or Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Warrant, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Warrant on any future occasion.

29. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

30. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.

EMAGIN CORPORATION

Date:	By:	/s/

Title

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ASSIGNMENT

For value                                 hereby sell(s), assign(s) and transfer(s) unto                                 (Please insert social security or other Taxpayer Identification Number of assignee:                                ) the attached original, executed Warrant to purchase                           share of Common Stock of eMagin Corporation, a Delaware corporation (the “Company”), and hereby irrevocably constitutes and appoints                                 attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

[ ] To the Company or a Subsidiary; or

[ ] To an “accredited investor” (as defined in Regulation D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or

[ ] Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company.

[ ] The transferee is an affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated:	NAME:

Signature(s)

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Exhibit 1

FORM OF SUBSCRIPTION

EMAGIN CORPORATION

(To be signed only on exercise of Warrant)

TO: eMagin Corporation
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004

Attention: Chief Financial Officer

Facsimile No.: (425) 749-3601

1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to                              shares (the “Exercise Shares”) of Common Stock, as defined in the Warrant, of eMagin Corporation, a Delaware corporation (the “Company”).

2. The undersigned Holder (check one):

❑
(a)elects to pay the Aggregate Purchase Price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $                          , or (ii) by wire transfer of United States funds to the account of the Company in the amount of $                            , which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

or

❑	(b)elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 2(b) of the Warrant.

3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

Name:

Address:

Social Security or Tax Identification Number (if any):

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)

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Annex III

AMENDMENT NO. 1 TO PATENT AND TRADEMARK SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of July 23, 2007 (this “Agreement”), by and between EMAGIN CORPORATION, a Delaware corporation (the “Grantor”), to ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), amends the PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of July 21, 2006 (the “Patent and Trademark Security Agreement”), made by the Grantor to the Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Grantor and the Collateral Agent are parties to the Patent and Trademark Security Agreement;

WHEREAS, the Grantor and the Collateral Agent wish to amend the Patent and Trademark Security Agreement as provided in this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 As used in this Agreement, the terms “Agreement”, “Grantor”, “Collateral Agent” and “Patent and Trademark Security Agreement” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

1.2 Capitalized terms used in this Agreement and not defined in this Agreement shall have the respective meanings provided in the Patent and Trademark Security Agreement.

1.3 All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

1.4 The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Amended Lockbox Agreement” means the Lockbox Agreement, dated as of July 21, 2006, by and between the Grantor, the Lockbox Agent and the Collateral Agent, as amended by Amendment No. 1 to Lockbox Agreement, dated as of July 23, 2007, by and between the Grantor and the Collateral Agent.

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“Amended Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Grantor upon amendment and restatement of the Notes.

“Amended Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement as amended by this Agreement.

“Amended Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, by and between the Grantor and the Collateral Agent, as amended by Amendment No. 1 to the Pledge and Security Agreement, dated as of July 23, 2007 by and between the Grantor and the Collateral Agent.

“Amendment Agreements” means the several Amendment Agreements, dated as of July 23, 2007 by and between the Company and the Holders.

“Amendment Transaction Documents” means the Amended Notes, the Amended Warrants, the Certificate Designations, the Amended Patent and Trademark Security Agreement, the Amended Pledge and Security Agreement, the Amended Lockbox Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Grantor as filed with the Secretary of State of the State of Delaware.

“Effective Date” shall have the meaning provided in Section 4.

“Effective Time” shall have the meaning provided in the Amendment Agreements.

“Holders” means with respect to any time prior to the Effective Time on the Effective Date the holders of Notes and with respect to any time after the Effective Time on the Effective Date, the holders from time to time of any Amended Notes or shares of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Grantor.

2. Amendments.

2.1 Amendments to Patent and Trademark Security Agreement. Upon the terms and subject to the conditions of this Agreement, the Patent and Trademark Security Agreement is hereby amended as follows:

(a) Amendment of Certain Definitions. Section 1(d) of the Patent and Trademark Security Agreement shall be amended by deleting the terms “Additional Note Purchase Agreement”, “Event of Default”, “Holder”, “Note Purchase Agreements”, “Majority Holders”, “Notes”, “Obligations” and “Transaction Documents” and the accompanying definitions thereof and substituting in lieu thereof in their respective alphabetical order the following:

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“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, as amended on March 28, 2007, by and between the Company and Stillwater LLC, as amended by the Amendment Agreement, pursuant to which the Company issued the Additional Note.

“Event of Default” means:

(1) the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Agreement as and when required by this Agreement; or

(2) the failure by the Grantor to pay the Optional Redemption Price or the Mandatory Redemption Price; or

(3) the breach by the Grantor of any other material covenant or other term or condition of the Certificate of Designations; or

(4) any representation or warranty made by the Grantor pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(5) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Patent and Trademark Security Agreement as and when required by the Patent and Trademark Security Agreement;

(6) any representation or warranty made by the Grantor pursuant to the Patent and Trademark Security Agreement shall have been untrue in any material respect when made or deemed to have been made;

(7) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Lockbox Agreement as and when required by the Lockbox Agreement;

(8) any representation or warranty made by the Grantor pursuant to the Lockbox Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(9) any Event of Default, as that term is defined in any of the Notes.

“Holder” means any Buyer or any holder from time to time of any Note or any Preferred Shares.

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“Majority Holders” means at any time (i) such of the holders of Notes who hold Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of the Notes at such time, and (ii) such of the holders of Preferred Shares which shares constitute a majority of the outstanding Preferred Shares at such time.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Grantor and the respective Buyer party thereto, as amended by the Amendment Agreement, pursuant to which the Grantor issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Grantor upon amendment and restatement of the Grantor’s 6% Senior Secured Convertible Notes due 2007-2008, as amended, originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Obligations” means:

(1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Transaction Documents and the due performance and compliance with the terms of the Transaction Documents;

(2) the full and prompt payment when due of all obligations and liabilities of the Grantor to pay the Optional Redemption Price and Mandatory Redemption Price pursuant to the Preferred Shares and the due performance and compliance with the terms of the Certificate of Designations;

(3) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Security Interest;

(4) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Transaction Documents, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

(5) any amounts for which the Collateral Agent or any Holder is entitled to indemnification under Section 4(n).

(b) Additional Defined Terms. Section 1(d) of the Patent and Trademark Security Agreement shall be amended by adding new defined terms and definitions thereof, in the places constituting their respective alphabetical orders, as follows:

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“Amendment Agreement” means the several Amendment Agreements, dated as of July 23, 2007, by and between the Grantor and the Holders.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Grantor as filed with the Secretary of State of the State of Delaware.

“Mandatory Redemption Price” shall have the meaning assigned to such term in the Certificate of Designations.

“Optional Redemption Price” shall have the meaning assigned to such term in the Certificate of Designations.

“Preferred Shares” means shares of Series A Senior Secured Convertible Preferred Stock issued by the Grantor.

3. Effect of Amendment; Confirmation.

(a) From and after the Effective Date, the rights and obligations of the Grantor, the Collateral Agent and the Holders under the Patent and Trademark Security Agreement and the Transaction Documents and all other agreements, documents and instruments contemplated hereby and thereby shall apply with full force and effect to the Patent and Trademark Security Agreement, as amended by this Agreement, and each reference to the Patent and Trademark Security Agreement in the Transaction Documents shall be deemed to be a reference to the Patent and Trademark Security Agreement, as amended by this Agreement and each reference in the Patent and Trademark Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Patent and Trademark Security Agreement as amended hereby, and this Agreement and the Patent and Trademark Security Agreement shall be read together and construed as a single instrument.

(b) Except as amended by this Agreement, the Patent and Trademark Security Agreement shall remain in full force and effect in accordance with its respective terms.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent, the Grantor or the Holders under the Patent and Trademark Security Agreement or any of the Transaction Documents, nor constitute a waiver or amendment of any other provision of the Patent and Trademark Security Agreement or any of the Transaction Documents or for any purpose except as expressly set forth herein.

(d) Nothing in this Agreement or in connection with the transactions contemplated by this Agreement or otherwise shall be construed, directly or indirectly, by implication or otherwise to impair the validity, enforceability, priority, perfection or other attributes of the security interest granted pursuant to the Patent and Trademark Security Agreement.

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4. Effectiveness.

The amendment of the Patent and Trademark Security Agreement pursuant to this Agreement shall become effective on the date (the “Effective Date”) when all of the following conditions are satisfied:

(a) The Collateral Agent shall have received Acknowledgement and Consents, in the form attached hereto as Exhibit A, from the Majority Holders; and

(b) On the Effective Date the Effective Time under all of the Amendment Agreements shall have occurred.

5. Miscellaneous.

5.1 Waiver and Amendments; Successors and Assigns.
The provisions of Section 13 of the Patent and Trademark Security Agreement shall be applicable to this Agreement as if this Agreement were the “Agreement” referred to in Section 13 of the Patent and Trademark Security Agreement.

5.2 Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.3 Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4 Notices.
Any notice required or permitted under this Agreement shall be given as provided in the Patent and Trademark Security Agreement.

5.5 Severability.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.6 Entire Agreement.
This Agreement and the other Amendment Transaction Documents and other documents contemplated hereby and thereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

5.7 Further Assurances.
The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

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5.8 Applicable Law.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted under the Patent and Trademark Security Agreement, as amended by this Agreement.

5.9 Counterparts; Execution.
This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic or telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

5.10 Construction.
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

EMAGIN CORPORATION

By:	/s/
Name: Title:

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent By: ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor

By:	/s/
Name: Title:

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EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT

To: ALEXANDRA GLOBAL MASTER FUND LTD.,
As Collateral Agent

c/o Alexandra Investment Management, LLC
767 Third Avenue, 39th Floor
New York, New York 10017

Re: eMagin Corporation

Reference is made to the Patent and Trademark Security Agreement, dated as of July 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Patent and Trademark Security Agreement”) by and between eMagin Corporation, a Delaware corporation (the “Grantor”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Patent and Trademark Security Agreement.

The Grantor has requested that the Holders consent to an Amendment to the Patent and Trademark Security Agreement on the terms described in that certain Amendment No. 1 to the Patent and Trademark Security Agreement (“Amendment No. 1 to Patent and Trademark Security Agreement”), the form of which is attached hereto.

Pursuant to Section 13 of the Patent and Trademark Security Agreement, the undersigned Holder hereby consents to the terms of Amendment No. 1 to Patent and Trademark Security Agreement and authorizes the Collateral Agent to execute and deliver Amendment No. 1 to Patent and Trademark Security Agreement on its behalf.

Very truly yours, NAME OF HOLDER: ______________________________

Dated as of July 23, 2007	By:	/s/
Name: Title:

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Annex IV

AMENDMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT, dated as of July 23, 2007 (this “Agreement”), by and between EMAGIN CORPORATION, a Delaware corporation (the “Grantor”), to ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), amends the PLEDGE AND SECURITY AGREEMENT, dated as of July 21, 2006 (the “Pledge and Security Agreement”), made by the Grantor to the Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Grantor and the Collateral Agent are parties to the Pledge and Security Agreement;

WHEREAS, the Grantor and the Collateral Agent wish to amend the Pledge and Security Agreement as provided in this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 As used in this Agreement, the terms “Agreement”, “Grantor”, “Collateral Agent” and “Pledge and Security Agreement” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

1.2 Capitalized terms used in this Agreement and not defined in this Agreement shall have the respective meanings provided in the Pledge and Security Agreement.

1.3 All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

1.4 The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Amended Lockbox Agreement” means the Lockbox Agreement, dated as of July 21, 2006, by and between the Grantor, the Lockbox Agent and the Collateral Agent, as amended by Amendment No. 1 to Lockbox Agreement, dated as of July 23, 2007, by and between the Grantor and the Collateral Agent.

“Amended Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Grantor upon amendment and restatement of the Notes.

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“Amended Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, by and between the Grantor and the Collateral Agent, as amended by Amendment No. 1 to the Patent and Trademark Security Agreement, dated as of July 23, 2007 by and between the Grantor and the Collateral Agent.

“Amended Pledge and Security Agreement” means the Pledge and Security Agreement as amended by this Agreement.

“Amendment Agreements” means the several Amendment Agreements, dated as of July 23, 2007 by and between the Grantor and the Holders.

“Amendment Transaction Documents” means the Amended Notes, the Amended Warrants, the Certificate Designations, the Amended Patent and Trademark Security Agreement, the Amended Pledge and Security Agreement, the Amended Lockbox Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Grantor as filed with the Secretary of State of the State of Delaware.

“Effective Date” shall have the meaning provided in Section 4.

“Effective Time” shall have the meaning provided in Amendment Agreements.

“Holders” means with respect to any time prior to the Effective Time on the Effective Date the holders of Notes and with respect to any time after the Effective Time on the Effective Date, the holders from time to time of any Amended Notes or shares of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Grantor.

2. Amendments.

2.1 Amendments to Pledge and Security Agreement. Upon the terms and subject to the conditions of this Agreement, the Pledge and Security Agreement is hereby amended as follows:

(a) Amendment of Certain Definitions. Section 1(d) of the Pledge and Security Agreement shall be amended by deleting the terms “Additional Note Purchase Agreement”, “Event of Default”, “Holder”, “Note Purchase Agreements”, “Majority Holders”, “Notes”, “Obligations” and “Transaction Documents” and the accompanying definitions thereof and substituting in lieu thereof in their respective alphabetical order the following:

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“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, as amended on March 28, 2007, by and between the Company and Stillwater LLC, as amended by the Amendment Agreement, pursuant to which the Company issued the Additional Note.

“Event of Default” means:

(1) the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Agreement as and when required by this Agreement; or

(2) the failure by the Grantor to pay the Optional Redemption Price or the Mandatory Redemption Price; or

(3) the breach by the Grantor of any other material covenant or other term or condition of the Certificate of Designations; or

(4) any representation or warranty made by the Grantor pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(5) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Patent and Trademark Security Agreement as and when required by the Patent and Trademark Security Agreement;

(6) any representation or warranty made by the Grantor pursuant to the Patent and Trademark Security Agreement shall have been untrue in any material respect when made or deemed to have been made;

(7) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Lockbox Agreement as and when required by the Lockbox Agreement;

(8) any representation or warranty made by the Grantor pursuant to the Lockbox Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(9) any Event of Default, as that term is defined in any of the Notes.

“Holder” means any Buyer or any holder from time to time of any Note or any Preferred Shares.

“Majority Holders” means at any time (i) such of the holders of Notes who hold Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of the Notes at such time, and (ii) such of the holders of Preferred Shares which shares constitute a majority of the outstanding Preferred Shares at such time.

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“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Grantor and the respective Buyer party thereto, as amended by the Amendment Agreement, pursuant to which the Grantor issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Grantor upon amendment and restatement of the Grantor’s 6% Senior Secured Convertible Notes due 2007-2008, as amended, originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Obligations” means:

(1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Transaction Documents and the due performance and compliance with the terms of the Transaction Documents;

(2) the full and prompt payment when due of all obligations and liabilities of the Grantor to pay the Optional Redemption Price and Mandatory Redemption Price pursuant to the Preferred Shares and the due performance and compliance with the terms of the Certificate of Designations;

(3) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Security Interest;

(4) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Transaction Documents, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

(5) any amounts for which the Collateral Agent or any Holder is entitled to indemnification under Section 5(j).

(b) Additional Defined Terms. Section 1(d) of the Pledge and Security Agreement shall be amended by adding new defined terms and definitions thereof, in the places constituting their respective alphabetical orders, as follows:

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“Amendment Agreement” means the several Amendment Agreements, dated as of July 23, 2007, by and between the Grantor and the Holders.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Grantor as filed with the Secretary of State of the State of Delaware.

“Mandatory Redemption Price” shall have the meaning assigned to such term in the Certificate of Designations.

“Optional Redemption Price” shall have the meaning assigned to such term in the Certificate of Designations.

“Preferred Shares” means shares of Series A Senior Secured Convertible Preferred Stock issued by the Grantor.

(c)  Amendment of Section 15(b). Section 15(b) of the Pledge and Security Agreement shall be amended by deleting Section 15(b) of the Pledge and Security in its entirety and substituting in lieu thereof the following:

(b) If an Event of Default shall have occurred and be continuing, the Collateral Agent shall disburse the funds held by it pursuant to this Agreement as follows:

(i) First, to pay any amounts payable to the Collateral Agent pursuant to Section 17 that have not been paid by the Grantor; and then

(ii) Second, to pay each Holder on a pro rata basis the amount of all accrued and unpaid interest (and interest, if any, thereon at the Default Rate) then due each Holder in accordance with the terms of their respective Notes through the most recent Interest Payment Date; and then

(iii)  Third, to pay each Holder on a pro rata basis the amount, if any, of unpaid principal then due on the Maturity Date of any installment of principal of such Holder’s Notes and the unpaid Mandatory Redemption Price for the Preferred Shares required to be redeemed on the Mandatory Redemption Date; and then

(iv) Fourth, to pay each Holder, on a pro rata basis, the amount then due upon acceleration, if any, pursuant to Section 5 of such Holder’s Note(s); and then

(v) Fifth, to pay each Holder who has exercised its repurchase rights under Section 5 of the Notes or its optional redemption rights under Section 11 of the Certificate of Designations, on a pro rata basis, all of the applicable unpaid Repurchase Price for each of the Notes or portions thereof required to be repurchased and all of the applicable and unpaid Optional Redemption Price for the Preferred Shares required to be redeemed; and then

(vi) Sixth, to pay each Holder any other amount due and payable to such Holder under the Transaction Documents; and then

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(vii) Seventh, the remaining amount, if any, to the Grantor.

provided, however, that if the amount of funds held by the Collateral Agent is insufficient to pay all amounts due to the Holders pursuant to clauses (ii) and (iv) above, then the amount paid to the Holders pursuant to this Section 15(b) shall be prorated among the Holders in proportion to the respective amounts due each Holder pursuant to the particular such clause or clauses for which such funds are insufficient.

3. Effect of Amendment; Confirmation.

(a) From and after the Effective Date, the rights and obligations of the Grantor, the Collateral Agent and the Holders under the Pledge and Security Agreement and the Transaction Documents and all other agreements, documents and instruments contemplated hereby and thereby shall apply with full force and effect to the Pledge and Security Agreement, as amended by this Agreement, and each reference to the Pledge and Security Agreement in the Transaction Documents shall be deemed to be a reference to the Pledge and Security Agreement, as amended by this Agreement and each reference in the Pledge and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Pledge and Security Agreement as amended hereby, and this Agreement and the Pledge and Security Agreement shall be read together and construed as a single instrument.

(b) Except as amended by this Agreement, the Pledge and Security Agreement shall remain in full force and effect in accordance with its respective terms.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent, the Grantor or the Holders under the Pledge and Security Agreement or any of the Transaction Documents, nor constitute a waiver or amendment of any other provision of the Pledge and Security Agreement or any of the Transaction Documents or for any purpose except as expressly set forth herein.

(d) Nothing in this Agreement or in connection with the transactions contemplated by this Agreement or otherwise shall be construed, directly or indirectly, by implication or otherwise to impair the validity, enforceability, priority, perfection or other attributes of the security interest granted pursuant to the Pledge and Security Agreement.

4. Effectiveness.

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The amendment of the Pledge and Security Agreement pursuant to this Agreement shall become effective on the date (the “Effective Date”) when all of the following conditions are satisfied:

(a) The Collateral Agent shall have received Acknowledgement and Consents, in the form attached hereto as Exhibit A, from the Majority Holders; and

(b) On the Effective Date the Effective Time under all of the Amendment Agreements shall have occurred.

5. Miscellaneous.

5.1 Waiver and Amendments; Successors and Assigns.
The provisions of Section 14 of the Pledge and Security Agreement shall be applicable to this Agreement as if this Agreement were the “Agreement” referred to in Section 14 of the Pledge and Security Agreement.

5.2 Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.3 Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4 Notices.
Any notice required or permitted under this Agreement shall be given as provided in the Pledge and Security Agreement.

5.5 Severability.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.6 Entire Agreement.
This Agreement and the other Amendment Transaction Documents and other documents contemplated hereby and thereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

5.7 Further Assurances.
The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

5.8 Applicable Law.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted under the Pledge and Security Agreement, as amended by this Agreement.

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5.9 Counterparts; Execution.
This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic or telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

5.10 Construction.
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

EMAGIN CORPORATION

By:	/s/
Name:
Title:

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:	/s/

9

EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT

To: ALEXANDRA GLOBAL MASTER FUND LTD.,
As Collateral Agent
c/o Alexandra Investment Management, LLC
767 Third Avenue, 39th Floor
New York, New York 10017

Re: eMagin Corporation

Reference is made to the Pledge and Security Agreement, dated as of July 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) by and between eMagin Corporation, a Delaware corporation (the “Grantor”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Pledge and Security Agreement.

The Grantor has requested that the Holders consent to an Amendment to the Pledge and Security Agreement on the terms described in that certain Amendment No. 1 to the Pledge and Security Agreement (“Amendment No. 1 to Pledge and Security Agreement”), the form of which is attached hereto.

Pursuant to Section 14 of the Pledge and Security Agreement, the undersigned Holder hereby consents to the terms of Amendment No. 1 to Pledge and Security Agreement and authorizes the Collateral Agent to execute and deliver Amendment No. 1 to Pledge and Security Agreement on its behalf.

Very truly yours,

Dated as of July 23, 2007	NAME OF HOLDER:

	By:	/s/
Name:
Title:

10

Annex V

AMENDMENT NO. 1 TO LOCKBOX AGREEMENT

THIS AMENDMENT NO. 1 TO LOCKBOX AGREEMENT, dated as of July 23, 2007 (this “Agreement”), by and between EMAGIN CORPORATION, a Delaware corporation (the “Company”), and ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), amends the LOCKBOX AGREEMENT, dated as of July 21, 2006 (the “Lockbox Agreement”), made by the Company to the Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Company and the Collateral Agent are parties to the Lockbox Agreement;

WHEREAS, the Company and the Collateral Agent wish to amend the Lockbox Agreement as provided in this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 As used in this Agreement, the terms “Agreement”, “Company”, “Collateral Agent” and “Lockbox Agreement” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

1.2 Capitalized terms used in this Agreement and not defined in this Agreement shall have the respective meanings provided in the Lockbox Agreement.

1.3 All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

1.4 The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Amended Lockbox Agreement” means the Lockbox Agreement, as amended by this Agreement.

“Amended Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Company upon amendment and restatement of the Notes.

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“Amended Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement dated as of July 21, 2006, by and between the Company and the Collateral Agent, as amended by Amendment No. 1 to Patent and Trademark Security Agreement, dated as of July 23, 2007, by and between the Company and the Collateral Agent.

“Amended Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent, as amended by Amendment No. 1 to the Pledge and Security Agreement, dated as of July 23, 2007 by and between the Company and the Collateral Agent.

“Amendment Agreements” means the several Amendment Agreements, dated as of July 23, 2007 by and between the Company and the Holders.

“Amendment Transaction Documents” means the Amended Notes, the Amended Warrants, the Certificate Designations, the Amended Patent and Trademark Security Agreement, the Amended Pledge and Security Agreement, the Amended Lockbox Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware.

“Effective Date” shall have the meaning provided in Section 4.

“Effective Time” shall have the meaning provided in the Amendment Agreements.

“Holders” means with respect to any time prior to the Effective Time on the Effective Date the holders of Notes and with respect to any time after the Effective Time on the Effective Date, the holders from time to time of any Amended Notes or shares of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Company.

2. Amendments.

2.1 Amendments to Lockbox Agreement. Upon the terms and subject to the conditions of this Agreement, the Lockbox Agreement is hereby amended as follows:

(a) Amendment of Certain Definitions. Section 1(a) of the Lockbox Agreement shall be amended by deleting the terms “Additional Note Purchase Agreement”, “Event of Default”, “Holder”, “Note Purchase Agreements”, “Majority Holders”, “Notes” and “Transaction Documents” and the accompanying definitions thereof and substituting in lieu thereof in their respective alphabetical order the following:

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“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, as amended on March 28, 2007, by and between the Company and Stillwater LLC, as amended by the Amendment Agreement, pursuant to which the Company issued the Additional Note.

“Event of Default” means:

(1) the failure by the Company to perform in any material respect any obligation of the Company under this Agreement as and when required by this Agreement; or

(2) the failure by the Company to pay the Optional Redemption Price or the Mandatory Redemption Price; or

(3) the breach by the Company of any other material covenant or other term or condition of the Certificate of Designations; or

(4) any representation or warranty made by the Company pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(5) the failure by the Company to perform in any material respect any obligation of the Company under the Lockbox Agreement as and when required by the Lockbox Agreement;

(6) any representation or warranty made by the Company pursuant to the Lockbox Agreement shall have been untrue in any material respect when made or deemed to have been made;

(7) any Event of Default, as that term is defined in any of the Notes.

“Holder” means any Buyer or any holder from time to time of any Note or any Preferred Shares.

“Majority Holders” means at any time (i) such of the holders of Notes who hold Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of the Notes at such time, and (ii) such of the holders of Preferred Shares which shares constitute a majority of the outstanding Preferred Shares at such time.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Company and the respective Buyer party thereto, as amended by the Amendment Agreement, pursuant to which the Company issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

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“Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 issued by the Company upon amendment and restatement of the Company’s 6% Senior Secured Convertible Notes due 2007-2008, as amended, originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

(b) Additional Defined Terms. Section 1(a) of the Lockbox Agreement shall be amended by adding new defined terms and definitions thereof, in the places constituting their respective alphabetical orders, as follows:

“Amendment Agreement” means the several Amendment Agreements, dated as of July 23, 2007, by and between the Company and the Holders.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware.

“Mandatory Redemption Price” shall have the meaning assigned to such term in the Certificate of Designations.

“Optional Redemption Price” shall have the meaning assigned to such term in the Certificate of Designations.

“Preferred Shares” means shares of Series A Senior Secured Convertible Preferred Stock issued by the Company.

3. Effect of Amendment; Confirmation.

(a) From and after the Effective Date, the rights and obligations of the Company, the Collateral Agent and the Holders under the Lockbox Agreement and the Transaction Documents and all other agreements, documents and instruments contemplated hereby and thereby shall apply with full force and effect to the Lockbox Agreement, as amended by this Agreement, and each reference to the Lockbox Agreement in the Transaction Documents shall be deemed to be a reference to the Lockbox Agreement, as amended by this Agreement and each reference in the Lockbox Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Lockbox Agreement as amended hereby, and this Agreement and the Lockbox Agreement shall be read together and construed as a single instrument.

(b) Except as amended by this Agreement, the Lockbox Agreement shall remain in full force and effect in accordance with its respective terms.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent, the Company or the Holders under the Lockbox Agreement or any of the Transaction Documents, nor constitute a waiver or amendment of any other provision of the Lockbox Agreement or any of the Transaction Documents or for any purpose except as expressly set forth herein.

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(d) Nothing in this Agreement or in connection with the transactions contemplated by this Agreement or otherwise shall be construed, directly or indirectly, by implication or otherwise to impair the validity, enforceability, priority, perfection or other attributes of the security interest granted pursuant to the Lockbox Agreement.

4. Effectiveness.

The amendment of the Lockbox Agreement pursuant to this Agreement shall become effective on the date (the “Effective Date”) when all of the following conditions are satisfied:

(a) The Collateral Agent shall have received Acknowledgement and Consents, in the form attached hereto as Exhibit A, from the Majority Holders; and

(b) On the Effective Date the Effective Time under all of the Amendment Agreements shall have occurred.

5. Miscellaneous.

5.1 Waiver and Amendments; Successors and Assigns.
The provisions of Section 15 of the Lockbox Agreement shall be applicable to this Agreement as if this Agreement were the “Agreement” referred to in Section 15 of the Lockbox Agreement.

5.2 Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.3 Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4 Notices.
Any notice required or permitted under this Agreement shall be given as provided in the Lockbox Agreement.

5.5 Severability.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.6 Entire Agreement.
This Agreement and the other Amendment Transaction Documents and other documents contemplated hereby and thereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

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5.7 Further Assurances.
The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

5.8 Applicable Law.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted under the Lockbox Agreement, as amended by this Agreement.

5.9 Counterparts; Execution.
This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic or telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

5.10 Construction.
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

EMAGIN CORPORATION

By:	/s/
Name: Title:

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent By: ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor

By:	/s/
Name: Title:

7

EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT

To: ALEXANDRA GLOBAL MASTER FUND LTD.,
As Collateral Agent
c/o Alexandra Investment Management, LLC
767 Third Avenue, 39th Floor
New York, New York 10017

Re: eMagin Corporation

Reference is made to the Lockbox Agreement, dated as of July 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Lockbox Agreement”) by and between eMagin Corporation, a Delaware corporation (the “Company”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Lockbox Agreement.

The Company has requested that the Holders consent to an Amendment to the Lockbox Agreement on the terms described in that certain Amendment No. 1 to the Lockbox Agreement (“Amendment No. 1 to Lockbox Agreement”), the form of which is attached hereto.

Pursuant to Section 15 of the Lockbox Agreement, the undersigned Holder hereby consents to the terms of Amendment No. 1 to Lockbox Agreement and authorizes the Collateral Agent to execute and deliver Amendment No. 1 to Lockbox Agreement on its behalf.

Very truly yours, NAME OF HOLDER: ______________________________

Dated as of July 23, 2007	By:	/s/
Name: Title:

8

Annex VI

EMAGIN CORPORATION

CERTIFICATE OF DESIGNATIONS OF
SERIES A SENIOR SECURED CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151 of the General Corporation
Law of the State of Delaware)

eMagin Corporation, a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, [at a meeting duly called and held on] [by unanimous written consent dated] July __, 2007 adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which series is designated as “Series A Convertible Preferred Stock,” which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors does hereby provide for the creation of a series of Preferred Stock, $.001 par value (hereinafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

SERIES A SENIOR SECURED CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. (a) All the agreements or instruments defined in this Certificate of Designations shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Designations.

(b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accrual Amount” means with respect to any share of Series A Convertible Preferred Stock on any date the amount of all accrued but unpaid dividends on such share from the Issuance Date to the date of determination.

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“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning set forth in Section 10(g).

“Amendment Agreements” means the several Amendment Agreements, dated as of July 23, 2007, by and between the Corporation and the holders of Notes.

“AMEX” means the American Stock Exchange, Inc.

“Average Market Price” for any date means the arithmetic average of the Market Price for each of the Trading Days during the applicable Measurement Period.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Collateral” shall have the meaning provided in the Security Agreements or in either of them.

“Collateral Agent” means the collateral agent under the Security Agreements, or its successors.

“Common Stock” includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series A Convertible Preferred Stock, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

2

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Conversion Date” means the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(b).

“Conversion Notice” means a written notice, duly signed by or on behalf of a Holder substantially in the form set forth in Section 14(a).

“Conversion Price” means the “Conversion Price” of the Notes in effect on the Issuance Date; provided, however, that the Conversion Price shall be subject to further adjustment as provided in Section 10.

“Converted Market Price” means, for any share of Series A Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(g)) times (y) the Average Market Price of the Common Stock during the Measurement Period for the date of such determination.

“Corporation Notice” means a Corporation Notice substantially in the form set forth in Section 14(c).

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the OTCBB, the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Corporation has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

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“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the five consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6) or (7), occurs during such five consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6) or (7), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 10(b)(2).

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” shall have the meaning provided in Section 10(g).

“Expiration Time” shall have the meaning provided in Section 10(c)(6).

“FAST” shall have the meaning provided in Section 10(b)(2).

“Fundamental Change” means

(a) Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Corporation or a wholly-owned Subsidiary in connection with which no change in outstanding Common Stock occurs) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, provided, however, that (1) an acquisition by a group of unrelated and unaffiliated Persons comprised solely of newly issued equity securities of the Corporation which issuance results in the pro rata dilution of the equity interests of the Persons who are holders of Common Stock immediately prior to such acquisition and for which no consideration is paid to or for the benefit of any holders of Common Stock or the Affiliates of such holders of Common Stock and (2) the issuance of shares of Common Stock upon conversion, exercise or exchange of Common Stock Equivalents outstanding as of the date hereof (including shares issuable upon conversion of the Notes or exercise of the Warrants) in accordance with the terms of such Common Stock Equivalents in effect on the date hereof, shall not constitute a Fundamental Change.

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“Generally Accepted Accounting Principles” for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

“Holder” means at any time with respect to any share of Series A Convertible Preferred Stock the Person shown as the holder of record of such share of Series A Convertible Preferred Stock on the records of the Corporation relating to the Series A Convertible Preferred Stock which records are maintained in accordance with applicable law.

“Holder Notice” means a Holder Notice substantially in the form set forth in Section 14(d).

“Indebtedness” means, when used with respect to any Person, without duplication:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, currency purchase or similar agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with Generally Accepted Accounting Principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (3);

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(5) any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be payable by or shall have been assumed by such Person; and

(6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (5).

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issuance Date” means the first date of original issuance of any shares of Series A Convertible Preferred Stock.

“Junior Dividend Stock” means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series A Convertible Preferred Stock.

“Junior Liquidation Stock” means the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock.

“Lien” means any mortgage, lien, pledge, security interest or other charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor.

“Liquidation Preference” means, for each share of Series A Convertible Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to such holders and (ii) $1,000.00.

“Majority Holders” means with respect to any time prior to the Issuance Date, the Majority Noteholders, and with respect to any time on or after the Issuance Date, the holders of shares of Series A Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series A Convertible Preferred Stock.

“Majority Noteholders” means at any time such of the holders of the Notes who hold Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of the Notes at such time.

“Mandatory Redemption Date” means December 21, 2008.

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“Mandatory Redemption Notice” means a Mandatory Redemption Notice substantially in the form set forth in Section 14(b).

“Mandatory Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series A Convertible Preferred Stock to the Mandatory Redemption Date.

“Market Price” with respect to any security on any day shall mean the closing price of such security on such day on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or the OTCBB, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or the OTCBB, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Corporation in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.

“Measurement Period” means, with respect to any date, the period of ten consecutive Trading Days ending on the Trading Day prior to such date.

“Nasdaq” means the Nasdaq Global Market.

“Newly Issued Shares” shall have the meaning provided in Section 10(c)(6).

“1933 Act” means the Securities Act of 1933, as amended.

“Notes” means the Amended and Restated 8% Senior Secured Convertible Notes due 2008 of the Corporation.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Corporation and the original holders of the Notes, as amended by the Amendment Agreement.

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“NYSE” means the New York Stock Exchange, Inc.

“Optional Redemption Event” means any one of the following events:

(1) The Common Stock ceases to be traded on the OTCBB and is not listed for trading on any of the Nasdaq, the Nasdaq Capital Market, the NYSE, the Pink Sheets, LLC or any similar organization;

(2) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series A Convertible Preferred Stock under the terms of this Certificate of Designations or under any other agreement or document entered into in connection with the issuance of shares of Series A Convertible Preferred Stock, as such instruments may be amended from time to time; provided, however, that (i) with respect to the first two occurrences of an event described in clause (A) above, each of such events shall be an Optional Redemption Event only if such default shall have continued for a period of five Trading Days after notice thereof is given to the Corporation by any holder of shares of Series A Convertible Preferred Stock and (ii) an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 10 days after notice thereof is given to the Corporation by any holder of shares of Series A Convertible Preferred Stock;

(2) Any Fundamental Change;

(3) Any material representation or warranty of the Corporation made herein or in any other Transaction Document shall be false or misleading in any material respect when made or deemed made;

(4) The inability of a Holder for 20 Trading Days (whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock or exercise of the Warrants pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC other than by reason of a review by the SEC staff of the Registration Statement or a post effective amendment to the Registration Statement excluding any such inability to sell that results from an untrue statement of a material fact in such Registration Statement or omission to state a material fact required to be stated in such Registration Statement in order to make the statements therein not misleading, which misstatement or omission was made by such Holder in written information it furnished to the Corporation specifically for inclusion in such Registration Statement which such information was substantially relied upon by the Corporation in preparation of the Registration Statement or any amendment or supplement thereto, unless the Corporation shall have failed timely to amend or supplement such Registration Statement after such Holder shall have corrected such misstatement or omission; or

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(9) An Event of Default (as defined in the Notes) shall have occurred.

“Optional Redemption Price” for each share of Series A Convertible Preferred Stock means an amount in cash equal to the greater of (x) the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series A Convertible Preferred Stock to the applicable Optional Redemption Date and (y) the Converted Market Price.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Parity Dividend Stock” means any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock.

“Parity Liquidation Stock” means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, by and between the Corporation and the Collateral Agent, as amended by Amendment No. 1 to Patent and Trademark Security Agreement, dated as of July 23, 2007, by and between the Corporation and the Collateral Agent.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Corporation (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Permitted Indebtedness” shall have the meaning provided in the Notes.

“Permitted Liens” shall have the meaning provided in the Notes.

“Person” means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, by and between the Corporation and the Collateral Agent, as amended by Amendment No. 1 to Pledge and Security Agreement, dated as of July 23, 2007, by and between the Corporation and the Collateral Agent.

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“Principal Market” means, at any time, whichever of the Nasdaq, Nasdaq Capital Market, AMEX, NYSE, OTCBB or such other U.S. market or exchange is at the time the principal market on which the Common Stock is then listed for trading.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Statement” shall have the meaning provided in the Note Purchase Agreement.

“Restricted Ownership Percentage” shall have the meaning provided in Section 10(g).

“SEC” means the United States Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“Security Agreement” means either or both of the Pledge and Security Agreement and the Patent and Trademark Security Agreement.

“Senior Dividend Stock” means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series A Convertible Preferred Stock.

“Senior Liquidation Stock” means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock.

“Series A Convertible Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, $.001 par value, of the Corporation.

“Stated Value” means $1,000 per share of Series A Convertible Preferred Stock.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means at any time a day on which the Principal Market is open for general trading of securities.

“Transaction Documents” shall have the meaning provided in the Amendment Agreements.

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“Transfer Agent” Continental Stock Transfer & Trust Company, or its successor as transfer agent and registrar for the Common Stock.

“Trigger Event” shall have the meaning provided in Section 10(c)(4).

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 10(c) and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrants” means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the Notes.

Section 2. Designation and Amount. The shares of such series shall be designated as “Series A Senior Secured Convertible Preferred Stock”, par value $.001 per share, and the maximum number of shares constituting the Series A Convertible Preferred Stock shall be 3,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series A Convertible Preferred Stock other than pursuant to the Notes, unless such issuance shall have been approved by the Majority Holders. Any shares of Series A Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series A Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation's class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series A Convertible Preferred Stock.

Section 3. Series A Convertible Preferred Stock Capital. The amount to be represented in stated capital at all times for each share of Series A Convertible Preferred Stock shall be an amount equal to the sum of $1,000.

Section 4. Rank. Subject to Section 12(b), all Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (iii) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

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Section 5. Distributions. (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $80.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series A Convertible Preferred Stock and shall be payable in cash on the Mandatory Redemption Date. The amount of such dividends shall be included in the Accrual Amount for each share. The amount of dividends payable for the initial dividend period and any period shorter than a full yearly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock, unless and until all accrued and unpaid cash dividends on the Series A Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

Any references to “distribution” contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(b) Neither the Corporation nor any Subsidiary shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than either (x) 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of affiliated Persons, unless (x) at the time of such redemption, repurchase or acquisition the Registration Statement is effective and available for use by the holders of shares of Series A Preferred Stock named as selling stockholders in the Registration Statement, (y) no Optional Redemption Event shall have occurred and (z) the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series A Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series A Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series A Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(b).

(c) Neither the Corporation nor any Subsidiary shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding such a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any Subsidiary, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series A Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock actually purchased in such Tender Offer at a price per share of Series A Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

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Section 6. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

Section 7. Mandatory Redemption. (a) On the Mandatory Redemption Date, the Corporation shall redeem all outstanding shares of Series A Convertible Preferred Stock. The Corporation shall give a Mandatory Redemption Notice to the Holders not less than 30 or more than 35 Business Days prior to the Mandatory Redemption Date. Any failure or defect in the giving of the Mandatory Redemption Notice shall not affect the Corporation's obligation to redeem the shares of Series A Convertible Preferred Stock pursuant to this Section 7.

(b) On the Mandatory Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series A Convertible Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Mandatory Redemption Price of all of such Holder's shares of Series A Convertible Preferred Stock to be redeemed that are outstanding on the Mandatory Redemption Date. A Holder of such shares of Series A Convertible Preferred Stock shall not be entitled to payment of the Mandatory Redemption Price of such shares of Series A Convertible Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series A Convertible Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

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(c) The Corporation shall not be entitled to give the Mandatory Redemption Notice with respect to, or to redeem, any shares of Series A Convertible Preferred Stock with respect to which a Conversion Notice has been given on a Conversion Date which is on or prior to the date on which the Mandatory Redemption Notice is given. If a Mandatory Redemption Notice has been given, thereafter the proceedings for such redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series A Convertible Preferred Stock called for redemption at any time prior to the Mandatory Redemption Date. If on the applicable Mandatory Redemption Date the Corporation fails to pay the Mandatory Redemption Price of any outstanding shares of Series A Convertible Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), such Holder shall be entitled to convert in accordance with Section 10 the shares of Series A Convertible Preferred Stock of such Holder so called for redemption at any time after the Mandatory Redemption Date and prior to the date on which the Corporation pays the Mandatory Redemption Price in full to such Holder for all shares of Series A Convertible Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series A Convertible Preferred Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Mandatory Redemption Price of such share of Series A Convertible Preferred Stock other than payment of the amount payable pursuant to Section 15(d) in respect of the period from the Mandatory Redemption Date to the Conversion Date for such conversion.

Section 8. No Sinking Fund. The shares of Series A Convertible Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series A Convertible Preferred Stock.

Section 9. No Redemption at the Option of the Corporation. The Corporation shall not have any right to redeem any shares of Series A Convertible Preferred Stock at the option of the Corporation.

Section 10. Conversion.

(a) Conversion at Option of Holder. Subject to and upon compliance with the provisions of this Section 10, each Holder shall have the right, at such Holder's option, at any time (except that if such Holder shall have exercised redemption rights under Section 11, such conversion right shall terminate with respect to the shares of Series A Convertible Preferred Stock to be redeemed at the close of business on the last Trading Day prior to the date the Corporation pays or deposits in accordance with Section 15(c) the applicable Optional Redemption Price, unless the Corporation shall default in payment due upon redemption of any share of Series A Convertible Preferred Stock) to convert the outstanding shares of Series A Convertible Preferred Stock held by such Holder, or from time to time any portion of such shares, plus an amount equal to accrued and unpaid dividends on such shares, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the aggregate Stated Value of all shares of Series A Convertible Preferred Stock being converted by such Holder on the same Conversion Date plus (y) accrued and unpaid dividends on the shares of Series A Convertible Preferred Stock being converted to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 10(b); provided, however, that, if at any time any share of Series A Convertible Preferred Stock is converted in whole or in part pursuant to this Section 10(a), the Corporation does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of such Holder made by notice from such Holder to the Corporation, such share of Series A Convertible Preferred Stock, to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Corporation, in lieu of the shares of Common Stock into which such share of Series A Convertible Preferred Stock would otherwise be converted and which the Corporation is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Corporation is unable to issue times (y) the arithmetic average of the Market Price of the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Certificate of Designations, be deemed to be satisfaction in full of the Corporation's obligation to issue upon such conversion shares of Common Stock that are not then available for issuance upon such conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted one or more shares of Series A Convertible Preferred Stock to Common Stock, and only to the extent any such shares of Series A Convertible Preferred Stock are deemed to have been converted to Common Stock under this Section 10. For purposes of Sections 10(e) and 10(f), whenever a provision references the shares of Common Stock into which any share of Series A Convertible Preferred Stock is convertible or the shares of Common Stock issuable upon conversion of any share of Series A Convertible Preferred Stock or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of all outstanding shares of Series A Convertible Preferred Stock.

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(b) Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (1) In order to exercise the conversion privilege with respect to the Series A Convertible Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Transfer Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

(2) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Corporation shall issue and shall deliver to the Holder giving such Conversion Notice or such Holder's designee the number of full shares of Common Stock issuable upon such conversion of shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 10 and make payment by wire transfer of immediately available funds to such account as shall be specified from time to time by such Holder or deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10(b)(6) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 10(a) (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of shares of Series A Convertible Preferred Stock, provided the Corporation 's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Corporation shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

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(3) Each conversion of shares of Series A Convertible Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. Upon conversion of any shares of Series A Convertible Preferred Stock, the accrued and unpaid dividends on such shares of Series A Convertible Preferred Stock to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder through receipt of such number of shares of Common Stock issued upon conversion of such shares of Series A Convertible Preferred Stock as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid dividends.

(4) A Conversion Notice shall be deemed for all purposes to be in proper form absent timely notice from the Corporation to the Holder of manifest error therein. The Corporation shall notify the Holder of any claim by the Corporation of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice (which notice from the Corporation shall specify all defects in the Conversion Notice) and no such claim of error shall limit or delay performance of the Corporation 's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. Time shall be of the essence in the giving of any such notice by the Corporation. Any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series A Convertible Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series A Convertible Preferred Stock.

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(5) (A) If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series A Convertible Preferred Stock and the Corporation shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Trading Days after such occurrence.

(B) If the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series A Convertible Preferred Stock within five Trading Days after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law (i) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder's securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series A Convertible Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Transfer Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Certificate of Designations or otherwise. If the Holder shall have exercised the conversion right in any particular instance and either (1) the Corporation shall notify the Holder on or after the date the Holder gives such Conversion Notice that the shares of Common Stock issuable upon such conversion might not be delivered within three Trading Days after the date the Holder gives such Conversion Notice or (2) the Holder learns after the date which is three Trading Days after the date the Holder gives such Conversion Notice that the Holder has not received such shares of Common Stock, then, without releasing the Corporation of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and (2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such shares of Common Stock in a manner which is likely to increase materially the liability of the Corporation under clause (B) of the first sentence of this Section 10(b)(5).

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(6) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

(c) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

(1) Adjustments for Certain Dividends and Distributions in Common Stock. In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

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(2) Weighted Adjustments for Certain Issuances of Rights or Warrants. In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(3) Adjustments for Certain Subdivisions of the Common Stock. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

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(4) Adjustments for Certain Dividends and Distributions. In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this Section 10(c)(4) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series A Convertible Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder's shares of Series A Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 10(c) (and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

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For purposes of this Section 10(c)(4) and Sections 10(c)(1) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 10(c)(2) applies (and any Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 10(c)(1) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 10(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 10(c)(1).

(5) Adjustments for Certain Cash Dividends. In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, exceeds 1% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series A Convertible Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series A Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 1% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series A Convertible Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series A Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

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(6) Adjustments for Certain Issuances of Newly Issued Shares. (A) In case at any time on or before after the Issuance Date the Corporation issues shares of Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”) at a price per share at which the Corporation sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the lowest price per share at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Conversion Price in effect immediately prior to such issuance.

(B) Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(6) by reason of:

(i) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii) the issuance by the Corporation of the Notes or the Warrants or the issuance by the Corporation of shares of Common Stock upon conversion of the Notes or upon exercise of the Warrants in accordance with the terms thereof;

(iii) the issuance by the Corporation of shares of Series A Preferred Stock upon conversion of the Notes or Other Notes or shares of Common Stock upon conversion of the Series A Preferred Stock in accordance with the terms hereof and thereof;

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(iv) the issuance by the Corporation of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the 2003 Stock Option Plan, 2004 Non-Employee Stock Compensation Plan and the 2005 Employee Stock Purchase Plan or any other stock compensation plan that has been duly adopted by the Board of Directors and duly approved by the Corporation’s stockholders;

(v) the issuance by the Corporation of Newly Issued Shares upon conversion of Common Stock Equivalents that are outstanding on the Issuance Date in accordance with the terms of such Common Stock Equivalents in effect on the Issuance Date; or

(vi) the issuance by the Corporation for cash of Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Corporation with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Corporation’s business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Corporation so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Corporation receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Corporation for such Newly Issued Shares at the time of issuance thereof and (z) such issuance has been duly approved by the Board of Directors as set forth in a Board Resolution.

(7) Adjustment in Connection Sales by a Designated Person. (A) If at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Conversion Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Conversion Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date.

(B) The Corporation shall instruct the Transfer Agent to inform the Corporation immediately upon the sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person. The Corporation shall inform the Holders immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holders pursuant to Section 15(a).

(8) Additional Reductions in Conversion Price. The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(1), (2), (3), (4), (5), (6) or (7) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

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(9) De Minimus Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(c)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(10) Corporation Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than five days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(11) Effectiveness of Certain Adjustments. In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series A Convertible Preferred Stock after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

(12) Outstanding Shares. For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than dividends or distributions payable only in shares of Common Stock.

(d) Effect of Reclassification, Consolidation, Merger or Sale. (1) If any of the following events occur, namely:

(A) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

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(B) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(C) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction:

(w) amend its certificate of incorporation or comparable instrument to provide that the shares of Series A Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares);

(x) the Conversion Price shall, upon such consolidation, merger, statutory exchange, combination, sale or conveyance, thereafter be the lower of (1) the Conversion Price then in effect and (2) the price paid or deemed to have been paid for one share of Common Stock in such consolidation, merger, statutory exchange, combination, sale or conveyance (subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10),

(y) in the case of any such successor or purchasing Person, such Person shall execute with each Holder a written agreement providing that upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Corporation for the performance of all of the Corporation's obligations under this Certificate of Designations and the other Transaction Documents; and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of shares of Series A Convertible Preferred Stock, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

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Such amendment shall provide for, among other things, adjustments in the conversion rights of the Holders which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation or other entity other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its certificate of incorporation or comparable instrument and enter into such written agreement with each Holder. The certificate(s) of incorporation or comparable instruments so amended and such written agreement(s) of each such corporation or other entity shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Section 11.

(2) The provisions of this Section 10(d) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(3) If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

(e) Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(1) The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Series A Convertible Preferred Stock, sufficient shares to provide for the conversion of the Series A Convertible Preferred Stock from time to time as shares of Series A Convertible Preferred Stock are converted.

(2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(3) The Corporation covenants that all shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock will be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

(4) The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Series A Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

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(5) The Corporation covenants that, so long as the Common Stock shall be listed on the AMEX, the NYSE or any other national securities exchange or Nasdaq or Nasdaq Capital Market or the OTCBB, the Corporation shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

(f) Notice to Holders Prior to Certain Actions.  In case on or after the Issuance Date:

(1) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(2) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(3) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(4) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders of record of the Series A Convertible Preferred Stock, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders of record of the Series A Convertible Preferred Stock or is required to give such notice to such holders, such holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

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(g) Restricted Ownership Percentage Limitation. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of shares of Series A Convertible Preferred Stock shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and the Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). A Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless such Holder shall have, by written instrument delivered to the Corporation, irrevocably waived its rights to so increase its Restricted Ownership Percentage. If at any time the limits in this Section 10(g) make the shares of Series A Convertible Preferred Stock held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such shares of Series A Convertible Preferred Stock as and when shares of Common Stock may be issued in compliance with such restrictions.

(2) For purposes of this Section 10(g), in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Corporation that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Series A Convertible Preferred Stock or other Common Stock Equivalents by any Person, including such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Corporation shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the shares of Series A Convertible Preferred Stock, the Notes and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

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Section 11. Redemption at Option of Holders.

(a) Redemption Right. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series A Convertible Preferred Stock, each holder of shares of Series A Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series A Convertible Preferred Stock, or any portion thereof, on the date that is five Business Days after the date such holder gives the Corporation a Holder Notice with respect to such Optional Redemption Event at any time while any of such holder's shares of Series A Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

(b) Notices; Method of Exercising Optional Redemption Rights, Etc. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

(i) the date by which the optional redemption right must be exercised, and

(ii) a description of the procedure (set forth in this Section 11) which each such Holder must follow to exercise such Holder's optional redemption right,

and shall be accompanied by a Corporation Certificate with the information set forth therein being provided as of a date not more than 5 Business Days prior to the date the Corporation gives such Corporation Notice. No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series A Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series A Convertible Preferred Stock.

(2) To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such Holder (or if no such notice has been given by the Corporation to such Holder, within 40 days after such Holder first learns of such Optional Redemption Event) a Holder Notice to the Corporation. At the Corporation's option, a Holder Notice may be revoked by such Holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such Holder.

(3) If a Holder shall have given a Holder Notice, on the date which is five Business Days after the date such Holder Notice is given (or such later date as such Holder surrenders such Holder's certificates for the shares of Series A Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

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(c) Other. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such Holder a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

(2) A Holder Notice given by a holder of shares of Series A Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series A Convertible Preferred Stock not in dispute whether or not such Holder makes such undertaking.

(3) If on or before a particular Optional Redemption Date the Corporation shall have failed to pay in full the Optional Redemption Price for all shares of Series A Convertible Preferred Stock to be redeemed to the Holder entitled thereto or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the Holder of any such share of Series A Convertible Preferred Stock shall continue to have the right to convert such share of Series A Convertible Preferred Stock into Common Stock in accordance with Section 10 at any time prior to the date on which the Corporation pays the Optional Redemption Price of such share of Series A Convertible Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit; provided, however, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder's shares of Series A Convertible Preferred Stock as permitted by this Section 11(d)(3), the amount of the Optional Redemption Price due to such Holder with respect to the number of shares of Series A Convertible Preferred Stock so converted shall be reduced by $1,000 for each share of Series A Convertible Preferred Stock so converted.

Section 12. Voting Rights; Certain Restrictions and Covenants.

(a) Voting Rights. The Holder of each share of Series A Convertible Preferred Stock shall be entitled to a number of votes per share at any time equal to (1) in any case in which the Series A Convertible Preferred Stock votes together with the Common Stock or any other class or series of stock of the Corporation, the number of shares of Common Stock issuable upon conversion of such share of Series A Convertible Preferred Stock at such time (determined without regard to the shares of Common Stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of Series A Convertible Preferred Stock) and (2) in any case not covered by the immediately preceding clause (1), one vote per share of Series A Convertible Preferred Stock. Each Holder shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation and shall vote with holders of Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a vote of holders of Preferred Stock or Series A Convertible Preferred Stock voting separately as a class or series, and except as provided in this Certificate of Designations. Fractional votes shall not, however, be permitted.

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(b) Certificate of Incorporation; Certain Stock. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock, (3) the redemption of or payment of dividends on, any class or series of capital stock of the Corporation or (4) any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any merger, consolidation, or business combination with any other Person or any liquidation, dissolution or winding up of the Corporation; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series A Convertible Preferred Stock except as otherwise required by law; and provided further, however, that no such amendment, alteration or repeal shall (i) reduce the Optional Redemption Price or the amount payable to a Holder pursuant to Section 5, (ii) change the definition of Majority Holders, (iii) change the method of calculating the Conversion Price in a manner adverse to the Holders or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series A Convertible Preferred Stock (other than any reduction in the number of shares of Common Stock so issuable pursuant to an amendment of the Certificate of Incorporation which effects a combination of the outstanding shares of Common Stock and results in an adjustment in the Conversion Price pursuant to Section 10(c)(3)), or (iv) amend, modify or repeal any provision of this Section 12(b), unless in each such case referred to in the preceding clauses (i) through (iv) such amendment, modification or repeal has been approved by the affirmative vote or written consent of all Holders, voting separately as a class.

(c) Repurchases of Series A Convertible Preferred Stock. The Corporation shall not repurchase or otherwise acquire any shares of Series A Convertible Preferred Stock (other than pursuant to Sections 7 or 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series A Convertible Preferred Stock for cash at the same price per share.

(d) Other. So long as any shares of Series A Convertible Preferred Stock are outstanding the Corporation shall comply with the following unless otherwise agreed in writing by the Majority Holders:

(1) Limitation on Certain Indebtedness. The Corporation will not itself, and will not permit any Subsidiary to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as “incur” or "incurring"), any Indebtedness other than Permitted Indebtedness.

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(2) Payment of Obligations. The Corporation will pay and discharge, and will cause each Subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Corporation shall have established adequate reserves therefor on its books.

(3) Maintenance of Property; Insurance. (A) The Corporation will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(B) The Corporation will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(4) Conduct of Business and Maintenance of Existence. The Corporation will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business except, in the case of any such matter other than maintenance of the Corporation’s corporate existence, where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Corporation and the Subsidiaries, taken as a whole, (ii) the ability of the Corporation to pay and perform its obligations under the Transaction Documents or (iii) the rights and remedies of the Holders or the Collateral Agent under or in connection with the Transaction Documents.

(5) Compliance with Laws. The Corporation will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and the Subsidiaries taken as a whole.

(6) Investment Company Act. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

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(7) Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Corporation shall not, and shall not permit any Subsidiary to:

(a) sell, convey or otherwise dispose of all or substantially all of its assets as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b) sell one or more Subsidiaries, or permit any one or more Subsidiaries to sell their respective assets, if such sale individually or in the aggregate is material to the Corporation and the Subsidiaries taken as a whole, other than any such sale or sales which individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Corporation and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Corporation to perform its obligations under, the Transaction Documents, or (iii) the rights and remedies of the Holders under the terms of the Transaction Documents; or

(c) liquidate, dissolve or otherwise wind up its affairs.

(8) Limitation on Liens. The Corporation will not itself, and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

(9) Transactions with Affiliates. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

(10)  Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of shares of Series A Convertible Preferred Stock under Rule 144(k) under the 1933 Act (or any successor provision), the Corporation shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holders or any holder of shares of Common Stock issued upon conversion of shares of Series A Convertible Preferred Stock which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Series A Convertible Preferred Stock from any Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of such Holder and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the shares of Series A Convertible Preferred Stock held by it without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of any Holder, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

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(11) Limitation on Certain Issuances. The Corporation shall not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent (A) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock or Common Stock Equivalent, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of such Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock (but excluding customary stock split, reverse stock split, stock dividend and similar anti-dilution provisions substantially similar to those set forth in clauses (1) through (6) of Section 10(c)), or (B) pursuant to an “equity line” structure in which one or more Persons commits to provide capital to the Corporation by the purchase of securities of the Corporation from time to time, whether at specified times, times determined by the Corporation or by such Person(s) or by mutual agreement between the Corporation and such Person(s), at prices based on the market prices of the Common Stock at or near the time of each purchase, which securities are registered for sale or resale pursuant to the 1933 Act; provided, however, that nothing in this Section 12(c)(11) shall prohibit the Corporation from issuing shares of Common Stock for cash for the account of the Corporation in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act.

(12) Certain Obligations. The Corporation shall not enter into any agreement which would adversely affect the Collateral Agent's Lien on and Security Interest in the Collateral. The Corporation shall perform, and comply in all material respects with each agreement it enters into relating to the Collateral, the failure to comply with which could affect the Collateral Agent's lien on and security interest in the Collateral.

(13) Notice of Defaults. The Corporation shall notify the Holders promptly, but in any event not later than five days after the Corporation becomes aware of the fact, of any failure by the Corporation to comply with this Section 12 or Article III of the Notes.

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(14) Listing Eligibility Reporting. The Corporation shall notify the Holders from time to time within five Business Days after the Corporation first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market and shall make appropriate public announcement thereof so that the content of such notice shall not constitute material non-public information for purposes of the 1934 Act.

(e) Concerning the Noteholders. The Corporation shall not take any action or engage in any transaction, or enter into any agreement, arrangement or understanding to take any action or engage in any transaction, which would constitute a Fundamental Change without the advance written consent of the Majority Noteholders. So long as any Notes are outstanding, in addition to any other consent required by the Certificate of Incorporation including this Certificate of Designations or required by law, the Corporation shall not amend, change, waive, discharge or terminate this Certificate of Designations if such amendment would adversely affect the rights of the holders of Notes unless such amendment, change, waiver, discharge or termination is consented to in writing signed by the Corporation and the Majority Noteholders.

Section 13. Outstanding Shares. For purposes of this Certificate of Designations, all authorized and issued shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series A Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than an Affiliate of the Corporation who is a natural person or any original holder of shares of Series A Convertible Preferred Stock) and (iii) from the applicable Mandatory Redemption Date or Optional Redemption Date, all shares of Series A Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Mandatory Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series A Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

Section 14.  Forms of Notices. The forms of certain of the notices required or permitted under this Certificate of Designations shall be as provided in this Section 14 or as otherwise agreed by the Corporation and Majority Holders.

(a) Form of Notice of Conversion of Series A Convertible Preferred Stock.

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NOTICE OF CONVERSION
OF
SERIES A SENIOR SECURED CONVERTIBLE PREFERRED STOCK
OF
EMAGIN CORPORATION

TO:	eMagin Corporation
10500 N.E. 8th Street
Suite 1400
Seattle, Washington 98004

Attention: Chief Executive Officer

Facsimile No.: (425) 749-3601

(1) Pursuant to the terms of the Series A Senior Secured Convertible Preferred Stock (the “Preferred Stock”), of eMagin Corporation, a Delaware corporation (the “Corporation”), the undersigned (the “Holder”) hereby elects to convert                    shares of the Preferred Stock into shares of Common Stock, $.001 par value (the “Common Stock”), of the Corporation, at a Conversion Price per share of Common Stock of $                  , or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series A Convertible Preferred Stock.

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(2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is                            .

(3) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions for Common Stock:

(4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Note Purchase Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the Holder with respect to the Conversion Shares to which this Notice relates, the Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) such shares first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Note Purchase Agreement by which the Holder is bound.

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Date
Signature of Holder (Must be signed exactly as name appears on the Preferred Stock Certificate.)

 _________________________ ____________________________________

(b) Form of Mandatory Redemption Notice.

MANDATORY REDEMPTION NOTICE
(Section 7 of Certificate of Designations of
Series A Senior Secured Convertible Preferred Stock)

TO:
(Name of Holder)

(1) Pursuant to the terms of the Series A Senior Secured Convertible Preferred Stock (the “Preferred Stock”), eMagin Corporation, a Delaware corporation (the “Corporation”), hereby notifies the above-named holder (the “Holder”) that the Corporation is redeeming                  shares of Preferred Stock held by the Holder in accordance with Section 7 of the Certificate of Designations of the Series A Senior Secured Convertible Preferred Stock (the “Certificate of Designations”).

(2) The Mandatory Redemption Date is December 21, 2008.

(3) The Mandatory Redemption Price per share of Preferred Stock is $_________.

(4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Mandatory Redemption Date), the Corporation will make payment of the Mandatory Redemption Price in accordance with the Certificate of Designations.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

EMAGIN CORPORATION

Date:	By:	/s/

Title

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(c) Form of Corporation Notice.

CORPORATION NOTICE
(Section 11(b)(1) of Certificate of Designations of
Series A Senior Secured Convertible Preferred Stock)

TO:
(Name of Holder)

(1) An Optional Redemption Event described in the Certificate of Designations (the “Certificate of Designations”) of Series A Senior Secured Convertible Preferred Stock (the “Preferred Stock”) of eMagin Corporation, a Delaware corporation (the “Corporation”), occurred on                     . As a result of such Optional Redemption Event, the above-named holder (the “Holder”) is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

(2) The Holder's optional redemption rights must be exercised on or before               ,        .

(3) On or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation a Holder Notice, in the form set forth in Section 14(d) of the Certificate of Designations.

(4) In order to receive payment of the Optional Redemption Price of the shares of Preferred Stock to be redeemed, the Holder must deliver to the Corporation the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation of the shares to be redeemed.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

EMAGIN CORPORATION

Date:	By:	/s/

Title

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(d) Form of Holder Notice.

HOLDER NOTICE
(Section 11(b)(2) of Certificate of Designations of
Series A Senior Secured Convertible Preferred Stock)

TO: EMAGIN CORPORATION

(1) Pursuant to the terms of the Series A Senior Secured Convertible Preferred Stock (the “Preferred Stock”) of eMagin Corporation, a Delaware corporation (the “Corporation”), the undersigned holder (the “Holder”) hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11 of the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock (the “Certificate of Designations”) of              shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the sum of (a) the Stated Value plus (b) an amount equal to $               of accrued and unpaid dividends (the Accrual Amount) on each share of Series A Convertible Preferred Stock to be redeemed to the Optional Redemption Date plus (c) an amount equal to accrued and unpaid interest, if any, on dividends in arrears on such share of Series A Convertible Preferred Stock to the Optional Redemption Date.

(2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the Holder pursuant to this Notice is $                   .

(3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

NAME OF HOLDER:

Date:	By:	/s/
Signature of Registered Holder
(Must be signed exactly as name appears on the stock certificate.)

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Section 15. Miscellaneous.

(a) Notices. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004, Attention: Chief Executive Officer (telephone line facsimile transmission number (425) 749-3601), or (b) in the case of any holder of shares of Series A Convertible Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series A Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series A Convertible Preferred Stock in accordance with this Section or any holder of shares of Series A Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

(b) Replacement of Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series A Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series A Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security if such holder has and agrees to maintain reasonably sufficient assets to support the indemnity) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series A Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series A Convertible Preferred Stock without charge to such holder.

(c) Payment on Redemption; Deposit of Redemption Price. If any share of Series A Convertible Preferred Stock is to be redeemed as provided in Section 7 or 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series A Convertible Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series A Convertible Preferred Stock shall cease to accrue, and such share of Series A Convertible Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series A Convertible Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series A Convertible Preferred Stock, such share shall be redeemed at the applicable redemption price.

(d) Overdue Amounts. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series A Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series A Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 12% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

Section 16. Collateral Security. The obligations of the Corporation under this Certificate of Designations, including, without limitation, the obligations under Sections 7 and 11 to redeem shares of Series A Convertible Preferred Stock, are secured pursuant to the Security Agreements.

[Signature Page Follows]

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IN WITNESS WHEREOF, eMagin Corporation has caused this Certificate of Designations to be signed by                         , its                  , and                           , its                  , as of the      day of July __, 2007.

EMAGIN CORPORATION

By:	/s/
Name:
Title

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Annex VII
Press Release

As previously reported in the Current Report on Form 8-K of eMagin Corporation (the “Company”) dated as of July 25, 2006, the Company entered into several Note Purchase Agreements (the “Original Purchase Agreements”) to sell to certain qualified institutional buyers and accredited investors $5,990,000 in principal amount 6% Senior Secured Convertible Notes convertible into common stock at $2.60 per share Due July 21, 2007 and January 21, 2008 (the “Notes’), together with warrants (the “Warrants”) to purchase 1,612,700 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $3.60 per share.

As previously reported in the Current Report on Form 8-K dated April 13, 2007, the Company amended its Original Purchase Agreement with a certain qualified accredited investors to sell such investor $500,000 in Notes convertible into common stock at $.35 per share, together with Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $.48 per share (the “Other Purchase Agreement”).

By way of Amendment Agreements dated July 23, 2007 (the “Amendment Agreements”) between the Company and each of the holders of the Notes (each a “Holder” and collectively, the “Holders”), the Company agreed to issue each Holder an amended and restated Note (the “Amended Notes”) in the principal amount equal to the principal amount outstanding as of July 23, 2007. The changes to the Amended Notes include the following:

•	The maturity date for the outstanding Notes (totaling after conversions an aggregate of $6,020,000) has been extended to December 21, 2008;
•
Liquidated damages of 1% per month related to the Company’s delisting from the American Stock Exchange will no longer accrue and the deferred interest balance of approximately $230,000 has been forgiven;

•	The Company no longer has to maintain a minimum cash or cash equivalents balances of $600,000;
•	The Amended Notes may not be prepaid without consent of The Holders;

•	As of July 23, 2007 the annual interest rate was raised from 6% per annum to 8% per annum;

•
The Amended Notes are convertible into (i) 8,407,612 shares of the Company’s common stock. The conversion price for $5,770,000 of principal was revised from $2.60 to $.75 per share and was unchanged for the remaining $250,000 of principal from the Other Purchase Agreement;

•
In addition to the right to convert the Amended Notes into the Company's common stock, up to $3,010,000 of the Amended Notes can be converted into (ii) 3,010 shares of the Company’s newly formed Series A Convertible Preferred Stock (the “Preferred” or the “Preferred Stock”) at a stated value of $1,000 per share. The Preferred is convertible into common stock at the same rate as their Note, subject to adjustment as provided for in the Certificate of Designations (discussed below);

•
Except for the Amended Note associated with the Other Purchase Agreement, the Amendment Agreements adjusts the exercise price of the amended Warrants from $3.60 to $1.03 per share for 1,553,468 shares of Common Stock and requires the issuance of Warrants exercisable for an additional 3,831,859 shares of Common Stock at $1.03 per share with an expiration date of July 21, 2011;

•
The Amended Notes eliminate the requirement that the Company comply with certain covenants of management contained in Note. Specifically, among other things, the requirements to defer management compensation and to maintain a management committee were removed; and

•
The Amended Notes and/or the Series A Convertible Preferred stock are subject to certain anti-dilution adjustment rights in the event the Company issues shares of its Common Stock or securities convertible into its Common Stock at a price per share that is less than the Conversion Price, in which case the Conversation Price shall be adjusted to such lower price.

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Pursuant to the Amended Notes, the Company cannot enter into a transaction that constitutes a Fundamental Change without the consent of the Note Holders. A Fundamental Change includes the following:

•	The consolidation or merger of the Company or any of its subsidiaries;
•	The acquisition by a person or group of entities acting in concert of 50% or more of the combined voting power of the outstanding securities of the Company; and

•
the occurrence of any transaction or event in which all or substantially all of the shares of the Company’s common stock is exchanged for converted into acquired for or constitutes the right to receive consideration which is not all or substantially all common stock which is listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting securities prices.

Pursuant to the Amendment Agreements, the Company is required to file a Certificate of Designations of Series A Senior Secured Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations designates 3,198 shares of the Company’s preferred stock as Series A Senior Secured Convertible Preferred Stock. The Preferred Stock has a stated value of $1,000. The Preferred Stock is entitled to cumulative dividends which accrue at a rate of 8% per annum, payable on the December 21, 2008. Each share of Preferred Stock has voting rights equal to (1) in any case in which the Preferred Stock votes together with the Company’s Common Stock or any other class or series of stock of the Company, the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock at such time (determined without regard to the shares of Common Stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of Preferred Stock) and (2) in any case not covered by the immediately preceding clause one vote per share of Preferred Stock. The Certificate of Designations prohibits the Company from entering into a Fundamental Change without the consent of the Holders and contains antidilution adjustments rights that are comparable to the antidilution adjustments contained in the Amended Notes.

The amended Warrants are subject to certain anti-dilution adjustment rights in the event the Company issues shares of its Common Stock or securities convertible into its Common Stock at a price per share that is less than the Strike Price, in which case the Strike Price shall be adjusted to the lower of (1) 138% of the price at which such common stock is issued or issuable and (2) the exercise price of warrants, issued in such transaction."

Pursuant to the Amendment Agreements, the Company is required to file a registration statement with the Securities and Exchange Commission by August 31, 2007 covering the resale of 100% of the sum of (a) the number of shares issuable upon conversion of the Amended Notes and Preferred Stock, and (b) the number of shares issuable upon exercise of the Warrants.

Pursuant to the Amendment Agreement, the Company and the Collateral Agent, on behalf of the note holders, executed Amendment No. 1 to the Pledge and Security Agreement; Amendment No. 1 to Patent and Trademark Security Agreement; Amendment No. 1 to Lockbox Agreement. The Pledge and Security Agreement, Trademark Security Agreement and Lockbox Agreement were previously entered into on July 21, 2006 (collectively, the “Ancillary Agreements”). The Ancillary Agreements were amended to cover obligations that may become payable to the holders of the preferred stock and to delete certain definitions used in the Ancillary Agreements and substitute definitions of terms used in the Ancillary Agreeements.

The summary of amendment terms contained herein does not include all information included in the Amendment Agreement, the Amended Notes, the amended Warrants, the Certificate of Designations or the Ancillary Agreements and, consequently, is qualified in its entirety by reference to the entire text of the Amendment Agreements and the forms of the Amended Notes, amended Warrants, Certificate of Designations, Amendment No. 1 to Pledge and Security Agreement, Amendment No. 1 to Patent and Trademark Security Agreement and Amendment No. 1 to Lockbox Agreement, each of which is attached as an Exhibit to this Current Report on Form 8-K.

Two of the Company’s employees and one current board member purchased Notes pursuant to the Original Purchase Agreement. Their Notes and Warrants are as follows after the completion of the Amended Note agreement; Olivier Prache, Senior VP of Display Operations, $10,000 Note may be converted into 13,333 shares and he has 5,385 warrants exercisable at $3.60 per share and 6,641 exercisable at $1.03 per share. John Atherly, CFO’s, $40,000 Note may be converted into 53,333 shares and 37,333 warrants are exercisable at $1.03 per share. Paul Cronson, board member, through Navacorp III, LLC has a $200,000 Note which may be converted into 266,666 shares and 186,666 warrants exercisable at $1.03 per share.

Stillwater LLC, a beneficial owner of more than 5% of the Company’s common stock, purchased a Note pursuant to the Other Note Purchase Agreement. Ginola Limited and Rainbow Gate Corporation, a corporation in which its investment manager is the sole member of Stillwater LLC and its controlling shareholder is the same as Ginola Limited, both purchased Notes pursuant to the Original Note Purchase Agreement. Stillwater LLC disclaims beneficial ownership of shares owned by Rainbow Gate Corporation.

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